UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

FMC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FMC Corporation

March 14, 2025

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2025 Annual Meeting of Stockholders. The meeting will be held in a virtual meeting format on Tuesday, April 29, 2025, at 2:00 p.m. EDT. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2025, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report on the Company’s earnings, results and other achievements during 2024 and on our outlook for 2025. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Your proxy card includes specific instructions on how to vote.

If you wish to vote during the meeting, please refer to the section of the proxy statement entitled “How to Vote” for specific instructions.

I look forward to the Annual Meeting on April 29th.

Sincerely,

Pierre Brondeau

Chairman of the Board and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Tuesday, April 29, 2025

2:00 p.m.

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format on the date and time noted above. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2025. There will be no physical location for stockholders to attend.

At the meeting, we will ask you to:

1.	Elect thirteen directors, each for a term of one year.
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
3.	Hold an advisory (non-binding) vote on executive compensation.
4.	Vote on a proposal to approve an amendment to eliminate supermajority voting provisions in our certificate of incorporation.
5.	Advisory vote on a management proposal to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold.
6.	Advisory vote on a stockholder proposal to provide stockholders the right to call a special meeting of stockholders at a 10% ownership threshold (if such proposal is properly presented).
7.	Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4, AND 5, AND AGAINST PROPOSAL 6.

Your vote is important. To be sure your vote counts and ensure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the virtual meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone whether or not you plan to attend the meeting virtually.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2025:

The proxy statement and the annual report to security holders are available at investors.fmc.com/financials/annual-reports-and-proxy-statements/. Upon request of any stockholder, a copy of FMC Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2024, including a list of the exhibits thereto, may be obtained, without charge, by writing to the Company’s Corporate Secretary, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104.

March 14, 2025

By order of the Board of Directors,

Michael F. Reilly

Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

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Table of contents

I.	Information About Voting	5

II.	The Proposals to be Voted on	8

PROPOSAL 1 Election of Directors		8
PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm		8
PROPOSAL 3 Advisory (Non-Binding) Vote on Executive Compensation		9
PROPOSAL 4 Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions in our Certificate of Incorporation		10
PROPOSAL 5 Management Proposal – Advisory Vote to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 25% Ownership Threshold		10
PROPOSAL 6 Stockholder Proposal – Advisory Vote to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 10% Ownership Threshold		12

III.	Board of Directors	14

Director Qualifications		14
Nominees for Director		16

IV.	Information about the Board of Directors and Corporate Governance	23

Meetings		23
Committees and Independence of Directors		23
Director Compensation		26
Corporate Governance		28

V.	Security Ownership of FMC Corporation	33

Management Ownership		33
Other Security Ownership		34

VI.	Executive Compensation	35

Executive Officers		35
Compensation Discussion and Analysis		38
Compensation and Human Capital Committee Report		55
Executive Compensation Tables		56
Potential Payments Upon Termination Or Change In Control		62
CEO Pay Ratio		63
Pay Versus Performance		64
Timing of Equity Awards		68

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VII.	Other Matters	69

Delinquent Section 16(a) Reports		69
Audit Committee Report		69
Householding		70
Expenses Relating to this Proxy Solicitation		70

APPENDIX A – Amendment of the Certificate of Incorporation		71

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I.       INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (also referred to herein as the “Board”) of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2025 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2025 Annual Meeting” or the “Annual Meeting”). As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement available to our stockholders electronically via the internet on our Investor Relations page at investors.fmc.com/financials/annual-reports-and-proxy-statements/. On or about March 14, 2025, we first mailed to our stockholders a Notice containing instructions on how to access this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2024. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Participating in the Virtual Annual Meeting

This year our Annual Meeting will be virtual. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting. com/FMC2025 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:45 p.m. Eastern Daylight Savings Time (“EDT”) on April 29, 2025. The meeting will begin promptly at 2:00 p.m. EDT on April 29, 2025.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.

You may submit a question before the meeting online at www.proxyvote.com after logging in with your 16-digit control number. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/FMC2025. We will post questions and answers if applicable to our business on our Investor Relations website shortly after the meeting.

Whether or not you participate in the virtual meeting, it is important that your shares be represented and counted as part of the voting process. Accordingly, whether or not you plan to attend the virtual meeting, we urge you to promptly vote, sign, date and return the enclosed proxy card or, if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect thirteen directors;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025;
3.	Hold an advisory (non-binding) vote on executive compensation;
4.	Vote on a proposal to approve an amendment to eliminate supermajority voting provisions in our certificate of incorporation;
5.	Vote on an advisory management proposal to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold;
6.	Vote on an advisory stockholder proposal to provide stockholders the right to call a special meeting of stockholders at a 10% ownership threshold (if such proposal is properly presented); and
7.	Conduct other business properly brought before the meeting.

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Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on February 28, 2025. You will have one vote for each share of Common Stock. As of February 28, 2025, there were 124,903,929 shares of Common Stock outstanding.

How to Vote

You may vote in one of four ways:

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;
•	You can vote by internet;
•	You can vote by telephone; or
•	You can cast your vote online at the Annual Meeting.

The meeting can be accessed by visiting www.virtualshareholdermeeting. com/ FMC2025, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2 and 3, 4, and 5, AGAINST Proposal 6 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting virtually or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to such nominee’s election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to such nominee’s election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2, 3, 5, and 6 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting. Adoption of Proposal 4 will require the affirmative vote of the holders of 80% or more of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2, 3, 4, 5, and 6, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm (Proposal 2) is considered a routine matter, but the election of directors (Proposal 1), the advisory vote regarding executive compensation (Proposal 3), the proposal to approve an amendment to eliminate supermajority voting provisions in our certificate of incorporation (Proposal 4), the advisory vote to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold (Proposal 5),

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and the stockholder proposal to provide stockholders the right to call a special meeting of stockholders at a 10% ownership threshold (Proposal 6), are considered non-routine matters.

In the event of a broker non-vote in the election of directors (Proposal 1) or with respect to Proposals 3, 5, and 6 at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted. In the event of a broker non-vote with respect to Proposal 4, the broker non-vote will have the effect of a vote against such proposal, inasmuch as approval requires the affirmative vote of the holders of 80% or more of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting, so any outstanding share not voted in favor of the proposal is effectively a vote against the proposal.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 26, 2025 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;
•	Delivering a properly executed, later-dated proxy;
•	Attending the Annual Meeting and voting virtually, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or
•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 26, 2025.

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II.      THE PROPOSALS TO BE VOTED ON

Proposal 1    Election of Directors

Nominees for Director

The Board of Directors currently consists of 12 directors, each of whom is elected to serve for a term of one year, expiring at the subsequent annual meeting of stockholders. The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, has determined to expand the size of the Board of Directors to 13 members, effective at the commencement of the Annual Meeting, in conjunction with the nomination of an additional nominee for election to the Board of Directors.

The nominees for director this year are Pierre Brondeau, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Anthony DiSilvestro, Kathy L. Fortmann, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Margareth Øvrum, Robert C. Pallash, John M. Raines, and Patricia Verduin, Ph.D. each of whom is an incumbent director and Steven T. Merkt, who is a nominee proposed by the Board following an extensive recruitment process. If Mr. Merkt is elected at the Annual Meeting, the Board of Directors will be expanded to 13 members. The Board proposes to expand to 13 directors as part of its refreshment strategy (described hereafter in more detail) in anticipation of the retirement of three directors who will be attaining the maximum director age limit within the next two years. If elected, these directors’ next term will expire at the 2026 Annual Meeting. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors.”

The Board of Directors expects that all nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Pierre Brondeau, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Anthony DiSilvestro, Kathy L. Fortmann, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Steven T. Merkt, Margareth Øvrum, Robert C. Pallash, John M. Raines, and Patricia Verduin, Ph.D., to the Board of Directors as described above.

Proposal 2    Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2025.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the years 2024 and 2023, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2024	2023
Audit Fees(1)	12,372	11,428
Audit Related Fees(2)	353	564
Tax Fees(3)	287	214
All Other Fees(4)	929	1,106
TOTAL	13,941	13,312
(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)	Fees for services performed by KPMG principally for assurance services related to the Company’s Sustainability Report, employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.
(3)	Fees for professional services performed by KPMG principally for tax compliance and tax consulting. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work is primarily related to tax filings for individual employees involved in the Company’s expatriate program.

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Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designee by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designee, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if the representative desires and will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

Proposal 3    Advisory (Non-Binding) Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors is submitting a proposal providing our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”).

This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Human Capital Committee (the “Compensation Committee”) may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation Committee believe that the Company’s executive compensation programs and policies and the compensation decisions described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with the individual’s and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) promote retention of the NEOs and other senior leaders. In 2024, approximately 89% of the shares present and entitled to vote on the matter approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2024 proxy statement.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors recommends a vote FOR the above resolution.

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Proposal 4    Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions in our Certificate of Incorporation

At our 2024 annual meeting of stockholders, our stockholders voted on a stockholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each stockholder voting requirement in our Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Restated By-Laws (the “By-Laws”) that calls for a greater than simple majority vote. The Board recommended that stockholders vote for this proposal and the proposal passed with the support of a majority of the votes cast at the meeting.

Our By-Laws do not contain any supermajority voting provisions. Our Certificate of Incorporation contains two supermajority voting provisions. Article Ninth of our Certificate of Incorporation requires the vote of the holders of at least 80% of the voting power of the shares outstanding to approve certain business combination transactions involving any person beneficially owning 10% or more of our voting stock. Article Ninth of our Certificate of Incorporation also requires the vote of the holders of at least 80% of the voting power of the shares outstanding to amend, repeal or adopt any provisions inconsistent with Article Ninth. Article Tenth of our Certificate of Incorporation requires the vote of the holders of at least 80% of the voting power of the shares outstanding to amend certain provisions of our Certificate of Incorporation (including, provisions related to the size and terms of our Board, vacancies on the Board, stockholder consents and special meetings of stockholders) and certain provisions of our By-Laws (including, provisions relating to the calling of special meetings of stockholders and advance notice procedures and requirements for making proposals or stockholder nominations of director candidates at an annual or special meeting). Article Tenth of our Certificate of Incorporation also requires the affirmative vote of at least 80% of the voting power of the shares outstanding to amend, repeal or adopt any provisions inconsistent with the above-mentioned provisions of Article Tenth.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation. Following this consideration, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”). The Board recommends that stockholders approve the Supermajority Elimination Amendment.

An affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors as of the Record Date is required to adopt Proposal 4. If approved, Proposal 4 would become effective upon the filing of a certificate of amendment setting forth the Supermajority Elimination Amendment with the Secretary of State of Delaware, which we intend to promptly do if the required stockholder approval is obtained.

The description in this Proposal 4 of the Supermajority Elimination Amendment to eliminate the supermajority provisions in the Certificate of Incorporation is qualified in its entirety by reference to the text of the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix A.

The Board of Directors recommend a vote FOR the proposal to eliminate supermajority voting provisions in our Certificate of Incorporation.

Proposal 5    Management Proposal – Advisory Vote to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 25% Ownership Threshold

If stockholders approve this proposal, the Board of Directors intends to seek stockholder approval to amend the By-Laws to provide stockholders owning a combined 25% or more of the Company’s outstanding common stock with the right to call a special meeting of stockholders.

Currently, under our By-Laws, a special meeting of stockholders may be called only by the Board of Directors; our stockholders do not have the right to call a special meeting. Additionally, our Certificate of Incorporation prohibits an amendment to our By-Laws to allow the establishment of this stockholder right without the approval of the affirmative vote of the holders of at least 80% of the voting power of all our outstanding shares. If stockholders approve Proposal 4 to eliminate the Supermajority voting provisions in our Certificate of Incorporation, the approval threshold would be lowered to a majority of the voting power of all our outstanding shares. As part of the Board of Directors’ review of the Company’s corporate governance standards, the Board of Directors has determined that it is appropriate and timely to present stockholders with the opportunity to approve a proposal that would (if fully implemented through further required Board

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and stockholder action) allow stockholders owning a combined 25% or more of the Company’s outstanding common stock to call a special meeting of stockholders.

In evaluating the advisability of a special meeting call right, the Board of Directors considered certain principal positions for and against such a right, stockholder feedback, trends and best practices in corporate governance, and the receipt of the stockholder proposal regarding special meeting rights included in this Proxy Statement (Proposal 6). After careful consideration of the foregoing factors, the Board of Directors believes that the adoption of a right for stockholders to call a special meeting at an ownership threshold of 25% in this proposal, instead of the 10% ownership threshold suggested in the stockholder proposal (Proposal 6), establishes the appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests.

Overview and Effects of the Amendments

While the Board of Directors recognizes that providing stockholders with the right to call special meetings is a meaningful corporate governance practice, the Board of Directors considers special meetings to be extraordinary events that should require the support of a significant number of stockholders. Special meetings should not be a mechanism that a small group of stockholders can misuse to advance private agendas and interests that our broader stockholder base may not share. In addition, organizing and preparing for a special meeting can result in substantial expenses to the Company and divert significant time and attention of our Board of Directors and management away from their primary focus of operating our business and creating long-term stockholder value.

The stockholder proposal in this Proxy Statement (Proposal 6) seeks a 10% common stock ownership threshold for calling special meetings. The Board of Directors believes that requiring a higher common stock ownership threshold for stockholders to call a special meeting would strike a more appropriate balance between enhancing stockholder rights and mitigating the risk that a small minority of stockholders with narrow self-interests that may not be shared by the majority of the Company’s stockholders could waste corporate resources and disrupt our business. For example, the Company’s current stockholder composition would allow 1 or 2 stockholders to satisfy the threshold of owning in excess of 10% of the Company’s common stock, and the Board of Directors believes it would be prudent and in the best interests of the Company and its stockholders to establish a threshold that would require more than a nominal number of stockholders to call a special meeting. In addition, a 25% ownership threshold is consistent with market practice. Approximately 47.9% of the S&P 500 companies that provide a special meeting request right have set the ownership threshold at or greater than 25%, while only 22.4% have adopted a 10% ownership threshold. Of the S&P 500 companies with a special meeting right, a 25% threshold is the most common ownership requirement. Accordingly, the Board of Directors is proposing to amend the By-Laws to require that stockholders must have a beneficial ownership of at least 25% of our outstanding common stock in order to call a special meeting. The Board of Directors is presenting this approach to stockholders for approval in this non-binding, advisory proposal.

The Stockholder Proposal Regarding Special Meeting Rights in this Proxy Statement

As noted above, a stockholder proponent has notified us that he intends to submit Proposal 6 at the Annual Meeting, which is an advisory and non-binding stockholder proposal asking the Board of Directors to take steps to provide stockholders with a right to call a special meeting using a significantly lower ownership threshold of 10%. For the reasons outlined above, as well as in our Statement in Opposition to Proposal 6, the Board of Directors believes that a 25% ownership threshold to call a special meeting, as set forth in this Proposal 5, is more closely aligned with market practice and more appropriately balances the rights of stockholders with the long-term interests of the Company and our stockholders.

Procedural Matters

If approved, this proposal would not automatically provide stockholders with the right to call a special meeting, as this proposal is a non-binding recommendation to the Board of Directors to establish a special meeting right at a 25% ownership threshold. However, if stockholders approve this proposal, the Board of Directors intends to take the necessary steps to amend our By-Laws to include this special meeting right. These special meeting By-Law amendments are contemplated to include customary associated procedural requirements. Approval of Proposal 5 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Approval of this Proposal 5 is not conditioned on approval or disapproval of the stockholder proposal (Proposal 6).

The Board of Directors recommends that stockholders vote FOR approval of this non-binding advisory proposal (Proposal 5) to provide stockholders owning a combined 25% or more of the Company’s outstanding common stock with the right to call a special meeting of stockholders.

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Proposal 6    Stockholder Proposal – Advisory Vote to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 10% Ownership Threshold

In accordance with SEC rules, we have set forth below a stockholder proposal along with a supporting statement, as submitted by John Chevedden. Mr. Chevedden has notified us that he is the beneficial owner of at least 50 shares of our Common Stock. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. The stockholder proposal will be required to be voted on at the 2025 Annual Meeting only if properly presented at the meeting itself.

Proposal 6 - Support Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. This includes that all the requirements for shareholders to call a special shareholder meeting be included in the bylaws.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the FMC Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

Companies often claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder for important issues and FMC bylaws thus need to be updated accordingly.

Please vote yes:

Support Shareholder Ability to Call for a Special Shareholder Meeting — Proposal 6

Board of Directors’ Statement in Opposition

After carefully considering this stockholder proposal, the Board has concluded that it is not in the best interests of FMC and our stockholders. Accordingly, the Board of Directors unanimously recommends a vote AGAINST Proposal 6 for the following reasons:

The Board of Directors has carefully considered this stockholder proposal to give the owners of a combined 10% of our outstanding shares the right to call a special meeting and believes that the special meeting right in this Proposal 6 is not consistent with market practice or best corporate governance practices. However, our Board of Directors recognizes that providing stockholders the ability to call special meetings is a meaningful governance mechanism, and therefore has recommended an advisory approval of the right of stockholders owning a combined 25% of FMCs’ outstanding shares to call a special meeting as presented in Proposal 5. A threshold at or greater than 25% has been adopted by approximately 47.9% of S&P 500 companies that offer stockholders the right to call a special meeting, while a 10% threshold has been adopted by only 22.4% of the S&P 500 that offer such a right. A meaningful number of companies use thresholds higher than 20% or do not have special meetings mechanisms in place at all.

FMC’s special meeting right proposal outlined in Proposal 5, as compared to the stockholder proposal in this Proposal 6, more appropriately balances stockholder rights with the protection of the long-term interests of FMC and our stockholders. Special meetings impose significant costs, both administrative and operational, and our Board of Directors, management and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating FMC’s business. One or a small minority of stockholders should not be entitled to cause such significant expense and distraction to advance their own special interests which may not be shared more broadly by stockholders. Therefore, special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of stockholders agree that a special meeting must be called. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a special meeting call right at an even lower threshold risks giving a small number of stockholders a disproportionate amount of influence over our affairs. A higher

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threshold than the one contemplated by this stockholder proposal also ensures that a more meaningful number of stockholders are seeking to call the special meeting, rather than only one or a few. As a result of these considerations, the Board of Directors believes the 25% threshold in FMC’s Proposal 5 strikes a more appropriate balance than the 10% threshold in this stockholder proposal. Requiring a 25% threshold ensures that stockholders have the right to call a special meeting to act on extraordinary and urgent matters while minimizing the risk that one or a small minority of stockholders will pursue special interests that are not aligned with or in the best interests of the remaining stockholders. In addition, the 25% threshold will protect FMC from unduly incurring substantial costs and distraction.

FMC is committed to maintaining robust corporate governance practices and procedures, including stockholder engagement initiatives, to support our strategy while ensuring accountability and responsiveness to stockholders. Our Board regularly reviews our corporate governance structure, practices and procedures, taking into account market practices and trends and stockholder feedback, and is responsive to what is in the best interests of FMC and our stockholders. See “Corporate Governance” commencing on page 28 for a summary of the best practices we have adopted to support our corporate governance.

In light of our existing policies and practices and FMC’s special meeting proposal outlined in Proposal 5, our Board of Directors believes that the adoption of the special meeting right requested by this stockholder proposal would not serve the best interests of FMC or our stockholders, but would risk giving one or a small group of stockholders a disproportionate amount of influence over our affairs and could impose a substantial cost and distraction to our Board of Directors. Accordingly, the Board of Directors has determined that FMC’s Proposal 5 addressing a special meeting right for stockholders, and not this stockholder proposal, is in the long-term best interests of FMC and our stockholders.

For the foregoing reasons, the Board of Directors recommends you vote AGAINST this stockholder proposal to give the owners of a combined 10% of our outstanding shares the right to call a special meeting and vote FOR management’s Proposal 5 to approve the right of stockholders owning a combined 25% of FMC’s outstanding shares to call a special meeting.

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III.      BOARD OF DIRECTORS

Director Qualifications

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in at least one specialty area relevant to the Company’s lines of business; (iv) accountability; (v) objectivity; and (vi) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. Our Statement of Governance Principles, Policies and Procedures requires that a substantial majority of directors (at least two thirds) must be independent. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties.

In addition, the Board as a whole should reflect a range of experience, skills, personal backgrounds, and expertise that encompass the broad range of issues which we face as a global agricultural sciences company. Areas of interest may include: (i) senior management (C-suite) experience, (ii) global business experience, (iii) accounting or financial expertise, (iv) innovation experience, (v) agriculture and related industry experience, (vi) sustainability/ESG experience, (vii) government, public affairs, or regulatory experience, (viii) human capital or talent management experience, (ix) corporate strategy or M&A experience, (x) public company governance experience, and (xi) cybersecurity experience. To understand the context in which these skills, personal backgrounds, and expertise are required, please see the description of the Company in the “Executive Summary” of the Compensation Discussion and Analysis section.

We believe that maintaining a Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee assesses a broad set of candidates whose diversity is based on race/ethnicity, gender, industry experience, type of position held, and other board experience. Whenever feasible, women and minorities will be included in the initial pool of candidates when selecting new director nominees. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

Over the last several years, the Company has proactively engaged in Board refreshment, bringing in new directors who have skills and perspectives which are valuable assessing the Company’s most pressing issues, and doing so in a manner that allows for collaboration and knowledge transfer with longer-serving directors who are expected to retire in the near future. As part of this refreshment strategy, the Board proposes expanding to 13 members pending the upcoming stockholder vote at the Annual Meeting. As the retiring Board members transition off the Board, the Board is expected to return to its prior range of 10-12 directors. The Board believes that this refreshment strategy provides strong continuity in the Board, allowing for effective fulfillment of their duties to stockholders.

The table below highlights the qualifications and experience of each director nominee to be a member of our Board of Directors, identifying the unique capabilities and perspectives that the director nominee brings to effectively represent the interests of our stockholders and also to effectively oversee and advise management. While a dot notation indicates competency or experience in the relevant area, this summary is not intended to be an exhaustive list of each director nominee’s capabilities, skills or insights which are valued by the Board.

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FMC Corporation Board of Directors — 2025 Nominees
KEY SKILLS/COMPETENCIES
Senior Management (C-suite) Experience
Global Business Experience — managed multinational/global business
Accounting or Financial Expertise — meets SEC audit committee financial expert standard or current/former CPA
Innovation Experience — experience managing innovation, R&D, or information technology
Agriculture Industry experience — managed business involved in agriculture or has served as director >3 years on ag-related company
Sustainability/ESG Experience — experience on sustainability issues or managed organization with significant environmental, health or safety issues
Government/Public Affairs/Regulatory Experience — experience as former government official, public affairs professional or regulator, or management of regulated business
Human Capital/Talent Management Experience — managed large organization or HR function
Corporate Strategy/M&A Experience — managed corporate strategy or significant M&A transactions
Public Company Governance Experience — experience as officer or director of public company
Cybersecurity Experience — experience managing/mitigating information technology, data privacy and cybersecurity risks/threats and/or implementing strategies to prevent same
DIVERSITY
Female
Racially/Ethnically Diverse

The professional experience, qualifications, skills and expertise of each director nominee is set forth below.

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Nominees for Director

New Term Expiring in 2026

Pierre Brondeau

Principal Occupation: Chairman and Chief Executive Officer of FMC Corporation

Age: 67

Director Since: 2010

Non-Independent Employee Director and Chairman of the Board, Executive Committee Chair

Mr. Brondeau became Chief Executive Officer in June 2024 and has served as Chairman of the Board since October 2010. He was also Chief Executive Officer of FMC from January 2010 until May 2020, President from January 2010 until May 2018, and Executive Chairman from June 2020 to April 2021. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008 in Europe and the United States, with global responsibilities for marketing, sales, research and development, engineering, technology and operations.

Other Board Experience

Mr. Brondeau previously served as a member of the Board of Directors of TE Connectivity Ltd. and also served as a member of the Board of Directors of Livent Corporation through the closing of its merger with Allkem Limited.

Qualifications

Mr. Brondeau has extensive senior executive leadership experience at large multi-national public companies engaged in the agriculture, specialty materials and chemicals industries, as well as many years of international business experience in the United States and Europe. In addition, he has significant expertise in finance and mergers and acquisitions, as well as other areas of business, all of which make him an important contributor to the Board. Having effectively led the Company through prior downturns in the agriculture cycle, he is well positioned to lead the Board and the Company at this time. Mr. Brondeau has a Ph.D. in Biochemical Engineering.

Eduardo E. Cordeiro

Principal Occupation: Former Executive Vice President, Chief Financial Officer, and President, Americas Region, of Cabot Corporation, a global specialty chemicals and performance materials company

Age: 57

Director Since: 2011

Independent Director, Audit Committee Chair

Mr. Cordeiro served as Executive Vice President and Chief Financial Officer of Cabot Corporation from 2009 until May 2018, and served as an advisor to Cabot through the remainder of 2018. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses, Vice President of Corporate Strategy, and President of the Americas Region. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group.

Other Board Experience

Mr. Cordeiro is a member of the Boards of Directors of Owens Corning and Indicor, LLC.

Qualifications

Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function. He also brings deep financial experience having held multiple finance roles at Cabot throughout his twenty-year career, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses. During his tenure on the Company’s Board, he has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time. Mr. Cordeiro meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

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Carol Anthony (“John”) Davidson

Principal Occupation: Former Senior Vice President, Controller and Chief Accounting Officer of Tyco International, a diversified industrial products and services company

Age: 69

Director Since: 2020

Independent Director, Nominating and Corporate Governance Committee Chair

Mr. Davidson was elected to the Company’s Board of Directors in July 2020. He served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from 2004 to 2012 where he led financial reporting, internal controls and accounting policies and processes. Prior to Tyco, Mr. Davidson held senior global leadership positions in finance and related disciplines at Eastman Kodak Company and Dell Computer Corporation. He is a Certified Public Accountant and began his career at Arthur Andersen & Co.

Other Board Experience

Mr. Davidson is the Chair of the Boards of Directors of TE Connectivity Ltd. and is a member of the Board of Directors of International Flavors & Fragrances Inc. (director term ending May 1, 2025). Mr. Davidson is also a member of the Independent Audit Quality Committee of Ernst & Young, LLP. He previously was a member of the Boards of Directors of Allergan, Plc. and Legg Mason, Inc., and served on the board of governors of the Financial Industry Regulatory Authority, which regulates and oversees the U.S. financial industry in the interest of investor protection and market integrity.

Qualifications

Mr. Davidson was a trustee of the Financial Accounting Foundation, an organization that oversees the processes for setting financial accounting and reporting standards in the U.S. He has a strong track record of building and leading global teams and implementing governance and controls processes. He brings to the Board his extensive experience as a finance leader in global corporations across multiple industries. Mr. Davidson meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE. Mr. Davidson also has received the “CERT Certificate in Cyber-Risk Oversight” from the National Association of Corporate Directors.

Anthony DiSilvestro Principal Occupation: Chief Financial Officer of Mattel, Inc., a leading global toy and family entertainment company Age: 66 Director Since: 2024 Independent Director

Mr. DiSilvestro was elected to the Company’s Board of Directors in December 2024. He has served as the Chief Financial Officer of Mattel since June 2020 and intends to retire from such position in May 2025. In his role at Mattel, Mr. DiSilvestro is responsible for all elements of finance and is a key partner to the CEO in developing and executing corporate strategies. Prior to joining Mattel, Mr. DiSilvestro held various senior leadership positions at Campbell Soup Company from 1996 to 2019, including Senior Vice President and Chief Financial Officer from 2014 to 2019. He had overall responsibility for the information technology group, including transformational programs and cybersecurity, at Mattel and Campbell Soup Company.

Qualifications

Mr. DiSilvestro’s extensive experience as a senior financial executive in multi-billion dollar global companies—particularly his demonstrated ability to lead large transformations, manage transformational programs and cybersecurity, develop and execute corporate strategies, and collaborate with executive leadership teams—enables him to provide significant value as a member of the Board. He also has experience leading comprehensive finance transformation programs to rebuild financial policies, processes, controls, and systems, which will be a valuable asset to the Board of Directors. His expertise in directing global financial processes, executing M&A transactions, effectively interacting with numerous constituencies, including the Board of Directors, and driving financial performance allows him to be a key contributor to the Board. Mr. DiSilvestro meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

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Kathy L. Fortmann Principal Occupation: CEO of Amyris, Inc., a synthetic biology company Age: 57 Director Since: 2022 Independent Director

Ms. Fortmann has served as Chief Executive Officer of Amyris, Inc., a synthetic biology company, since May 2024. She most recently served, from September 2021 to November 2023, as CEO of ACOMO N.V. (formerly known as Amsterdam Commodities N.V.), a Euronext Amsterdam-listed natural food ingredients company. Ms. Fortmann began her career with DuPont where she held many technical and business roles over her fifteen-year tenure there. From September 2017 through March 2020, she was employed by Royal FrieslandCampina N.V. as its President, FrieslandCampina Ingredients, where she restructured its food ingredients business. In April 2020, she joined International Flavors & Fragrances Inc. where she led the integration of the company and DuPont’s ingredients businesses to form the largest ($6 billion) business within International Flavors & Fragrances from 2020 to 2021.

Other Board Experience

Ms. Fortmann is a member of the Board of Directors of PPG Industries, Inc. Ms. Fortmann served on the Board of Directors of James Finlay Limited from December 2019 to September 2021 and served on the Board of Directors of ACOMO N.V. from September 2021 to November 2023.

Qualifications

With a significant portion of the Company’s business being in EMEA, Ms. Fortmann’s experience living and working in the European market provides a valuable perspective on the Board. Further, Ms. Fortmann has significant experience managing global business operations in industries directly connected to agriculture. Her background related to sustainability and mergers and acquisitions also makes her well qualified to serve as a director.

C. Scott Greer Principal Occupation: Retired principal in Greer and Associates, a private investment management firm Age: 74 Director Since: 2002 Independent Director, Lead Director

Beginning in June 2006, Mr. Greer was a principal in Greer and Associates, a private investment management firm, until his retirement in 2021. Prior to Greer and Associates, from 1999 until 2005, Mr. Greer held various roles at Flowserve Corporation (a manufacturer of industrial flow management equipment), including President and Chief Operating Officer, as well as Chairman, President and Chief Executive Officer.

Other Board Experience

Mr. Greer served on the Board of Directors of Washington Group International from 2002 to 2007. He was also a member of the Board of Directors of eMedicalFiles, Inc.

Qualifications

Mr. Greer’s experience in senior executive roles, including as Chairman and CEO of a publicly-traded global manufacturing operation, as well as his service as a director of other public companies, have given him deep expertise in the governance and operation of large multinational companies as well as in the management of business activities across North America, South America, Europe and Asia. His tenure with Flowserve Corporation, a supplier of equipment to chemical companies, provided him with significant knowledge of the chemical industry. In addition, having passed the CPA exams, he has financial expertise which enhances his contribution to the Board. During his tenure on the Company’s Board, Mr. Greer has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time.

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K’Lynne Johnson

Principal Occupation: Former CEO, President and Executive Chair of Elevance Renewable Sciences, Inc., a global specialty chemicals company

Age: 56

Director Since: 2013

Independent Director, Compensation and Human Capital Committee Chair

Ms. Johnson was Executive Chair of Elevance Renewable Sciences, Inc. from October 2015 until February 2016. Prior to being named Executive Chair, Ms. Johnson served for eight years as CEO and President. Previously, Ms. Johnson served as Senior Vice President of the Global Derivatives operating company within BP Innovene, one of the world’s largest global petrochemical and refining companies. She has served in a variety of leadership and executive positions for twenty-five years at Amoco Corporation, BP Chemicals, BP Innovene and Elevance.

Other Board Experience

Ms. Johnson is the Chair of the Board of Directors of Trinseo S.A. and is a member of the Boards of Directors of J.M. Huber Corporation, BlueScope Steel Limited, and Sylvatex Inc.

Qualifications

As a result of her work experience, Ms. Johnson has acquired significant knowledge of Asia and Europe, markets which represent a significant portion of the Company’s business, as well as new technology and technology development particularly related to chemicals and related innovative technologies. Given the Company’s patented crop protection technologies and discovery research capabilities, such expertise is invaluable to the Board. During Ms. Johnson’s tenure on the Company’s Board, she has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and she has experienced the cyclical nature of the agricultural industry, providing her with insights and perspective that are particularly valuable to the Company at this time.

Dirk A. Kempthorne Principal Occupation: Retired President and CEO, American Council of Life Insurers Age: 73 Director Since: 2009 Independent Director, Sustainability Committee Chair

Governor Kempthorne served as President and CEO of the American Council of Life Insurers from 2010 to 2018. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force.

Other Board Experience

Governor Kempthorne is a member of the Boards of Directors of Olympic Steel Inc. and Robert Half Inc.

Qualifications

Governor Kempthorne’s lengthy experience in government, both on the federal and state level, makes him well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations. In his various governmental positions, Governor Kempthorne was responsible for submitting budgets for governmental entities, fulfilling fiduciary responsibilities for the proper use of such funds, addressing inquiries from rating agencies and adhering to the highest accounting and ethical standards. During his tenure on the Company’s Board, Governor Kempthorne has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time.

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Steven T. Merkt

Principal Occupation: Former President of TE Connectivity’s Transportation Solutions Segment, a leading connector and sensor solutions supplier to the automotive and commercial vehicle sector
Age: 57
Independent Director Nominee

Mr. Merkt joined TE Connectivity in 1989 and held roles of increasing responsibility until his retirement in 2024. He became President of TE Connectivity’s Transportation Solutions business in 2012 and under his leadership the segment grew from $3 billion in revenue with a 14% operating income to $10 billion with operating income exceeding 20%. During that time, he led a global organization of over 50,000 employees, including a technology team of 6,000 engineers, and was responsible for overseeing the development of a robust innovation pipeline. He also oversaw manufacturing operations in more than 20 countries, ensuring operational excellence, cybersecurity, and scalability in diverse global markets, including the review of regulatory and security compliance for information systems. In addition to his leadership of the business, Mr. Merkt played a key role in the acquisition or divestment of over twenty companies and oversaw key sustainability initiatives and corporate governance practices. Earlier in his career, he held multiple senior leadership roles, including President of the Global Automotive business, based in Germany, and Vice President of the Asia Pacific Automotive business, based in China.

Other Board Experience

Mr. Merkt is a member of the Board of Directors of Arcadium Lithium plc and was a member of the Board of Directors of one of Arcadium Lithium plc’s predecessor companies, Livent Corporation.

Qualifications

Mr. Merkt’s deep experience in operating and growing an international manufacturing business through operating excellence, cybersecurity, innovation, and M&A will provide valuable capabilities for the Board to oversee and support management. His prior board service has provided experience on successfully managing through complex Board governance issues which will be useful as the Board continues its refreshment process. Beyond his operating and board experience, at TE Connectivity he oversaw key sustainability initiatives and corporate governance practices, ensuring the segment’s continued commitment to responsible operations and alignment with global environmental standards, which align well with the Company’s objectives.

Margareth Øvrum

Principal Occupation: Retired Executive Vice President, Development & Production Brazil of Equinor ASA, an international oil and gas exploration and production company, and President of Equinor Brazil
Age: 66
Director Since: 2016
Independent Director

Until her retirement in January 2021, Ms. Øvrum served as Executive Vice President of Equinor ASA (formerly known as Statoil ASA) and served on the company’s Corporate Executive Committee, to which she had been appointed in 2004. In October 2018, she was named Executive Vice President, Development & Production Brazil. Over her career, Ms. Øvrum has had global responsibility for new energy, health, safety & environment, technology, research, procurement, projects, and drilling. Prior to her most recent position, she held numerous senior leadership positions within Equinor, including Executive Vice President, Technology, Projects & Drilling; Executive Vice President, Technology and New Energy; Executive Vice President, Health, Environment and Safety; Senior Vice President, Operations Support; Vice President, Veslefrikk Field; and Platform Manager.

Other Board Experience

Ms. Øvrum is a member of the Boards of Directors of TechnipFMC plc, Harbour Energy plc, Transocean Ltd., and Fox Innovation & Technologies Inc.

Qualifications

Ms. Øvrum’s strong operations background provided her with deep experience in process technology, cybersecurity, safety, sustainability, and environmental management, all of which are critically important to a chemical company. Further, her wide international view and exceptional knowledge of European markets, where the Company has a significant portion of its business, acquired while executing very large projects in a number of different countries, make her a valuable contributor to the Board of the Company. Her experience in Brazil, which is a significant market for the Company, also enhances her value as a director.

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Robert C. Pallash

Principal Occupation: Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer
Age: 73
Director Since: 2008
Independent Director

Mr. Pallash joined Visteon Corporation, an automotive parts manufacturer, in September 2001 and, from 2008 to 2013, Mr. Pallash served as its President, Global Customer Group and Senior Vice President. While at Visteon Corporation, Mr. Pallash also served as its Vice President, Asia Pacific and, subsequently, Senior Vice President, Asia Customer Group.

Other Board Experience

Mr. Pallash is a member of the Board of Directors of Arcadium Lithium plc and was a member of the Board of Directors of one of Arcadium Lithium plc’s predecessor companies, Livent Corporation.

Qualifications

Mr. Pallash’s international experience, particularly in Asia where the Company has a significant portion of its business, enables him to bring significant value as a member of the Board. Mr. Pallash is “financially literate” as defined by the NYSE. During his tenure on the Company’s Board, Mr. Pallash has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time.

John M. Raines

Principal Occupation: Former President of Digital Agriculture and Consumer Goods of TELUS Corporation, a global communications technology company
Age: 58
Director Since: 2024
Independent Director

Mr. Raines served as President of Digital Agriculture and Consumer Goods of TELUS Corporation from October 2021 until January 2024. In his role at TELUS, Mr. Raines was responsible for accelerating the growth and performance of the agribusiness and consumer software segment of TELUS’ business through the acquisition and development of digital technology. Prior to joining TELUS, Mr. Raines served as the Chief Commercial Officer of The Climate Corporation from October 2013 until November 2021, where he was responsible for developing a robust digital infrastructure to leverage artificial intelligence, machine learning, and cloud computing in the agricultural industry. Earlier in his career, he held roles of increasing responsibility over the course of fourteen years with Monsanto Company, including leadership roles in Monsanto’s US and Asia-Pacific regional businesses, as well as serving as Senior Vice President, Business Affairs, where he interacted with state and federal regulators and policymakers.

Other Board Experience

Mr. Raines is the President of Paris Bancshares, Inc. and serves as a member of the Board of Directors for both TPNB Bank and Sydenstricker Nobbe Partners.

Qualifications

Mr. Raines’ experience as a global executive of major agriculture and food businesses, particularly his oversight of M&A transactions and implementation of modern technology into the agriculture sector to help drive sustainable farming practices, enables him to provide significant value as a member of the Board. Mr. Raines also brings a wealth of business acumen, decades of experience leading global teams, and prior experience as a public affairs professional, which allow him to be a key contributor to the Board. Mr. Raines is “financially literate” as defined by the NYSE.

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Patricia Verduin, Ph.D. Principal Occupation: Former Chief Technology & Science Officer, Colgate Palmolive Company, a consumer products company Age: 65 Director Since: 2023 Independent Director

Dr. Patricia Verduin served as Chief Technology & Science Officer of Colgate Palmolive Company from 2009 to 2023, where she navigated complex global regulatory environments and led a global team of over 2,000 scientists, engineers, designers, regulatory, and compliance specialists. In her role at Colgate Palmolive Company, Dr. Verduin had responsibility for driving product formula, manufacturing, and product related sustainable footprint improvements. Prior to her role at Colgate Palmolive Company, she held leadership positions at ConAgra Foods (now known as Conagra Brands, Inc.), Nabisco, and the Consumer Brands Association.

Other Board Experience

Dr. Verduin is a member of the Boards of Directors of Ingredion Corporation, Avient Corporation, the Charcot-Marie-Tooth Organization, and the Valley Hospital of Ridgewood, NJ. Dr. Verduin previously served on the Board of Directors of Monsanto Company until it was acquired by Bayer in June 2018.

Qualifications

Dr. Verduin has extensive experience driving innovation and a broad skillset in research and development, pipeline growth and plant science, which enable her to provide insights to the Board. Dr. Verduin also brings experience in sustainability and ESG, including management of the social and environmental impact of products and driving sustainability improvements. Her experience at Conagra and Monsanto Company bring valuable perspectives on the agriculture industry and markets. Dr. Verduin also holds a PhD in Food Chemistry from Rutgers University.

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IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2024, the Board of Directors held six in-person meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served. The average attendance rate for all incumbent directors for the meetings of the Board and all Committees on which they served was 97%.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and a Sustainability Committee.

The Audit Committee, Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Sustainability Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Chairman and Chief Executive Officer (Mr. Brondeau), no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. Mr. Brondeau has been employed by the Company since June 11, 2024.

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Cordeiro, Davidson, DiSilvestro, Greer, Kempthorne, Pallash, and Raines, and Mses. Fortmann, Johnson, Øvrum, and Dr. Verduin, and, if elected, Mr. Merkt. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

In evaluating the independence of all directors, the Board considered all transactions in which the Company and any director had an interest, including all purchases and sales with other companies on which a director served on that company’s board. The Board determined in each case that such purchases and sales were de minimis, comprising less than 0.01% of the Company’s revenues. The Board evaluated these transactions and determined that they arose in the ordinary course of business and on the same terms and conditions available to other customers and suppliers, and that such transactions would not affect the independence of the corresponding director’s judgment as a member of the Company’s Board. One of our non-employee directors, Mr. Davidson, serves on the Independent Audit Quality Committee of Ernst & Young, LLP. In such capacity, Mr. Davidson is engaged as a consultant and receives an annual consulting fee; however, Mr. Davidson does not receive any special compensation from FMC for service on such committee. In recent years, Ernst & Young, LLP received payment from FMC for fees related to financial consulting services performed by Ernst & Young, LLP but is not FMC’s independent registered public accountant. The Board has determined that because Mr. Davidson is not a partner, member, or officer of Ernst & Young, LLP and because Mr. Davidson’s membership on the Independent Audit Quality Committee of Ernst & Young, LLP is not linked in any way to the contractual relationship between FMC and Ernst & Young, LLP, Mr. Davidson does not have a material interest in that relationship, and accordingly, Mr. Davidson’s service on the Independent Audit Quality Committee of Ernst & Young, LLP does not impair his independence under the independence standards applied by the Board.

The Nominating and Corporate Governance Committee has evaluated the current board positions of each director and determined that, as of the date of this proxy statement, each current director is in compliance with our Statement of Governance Principles, Policies, and Procedures and does not otherwise have excessive commitments which would meaningfully detract from their ability to serve effectively on the Board.

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Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of the Company’s internal controls
•	Review and discuss with management significant issues regarding accounting principles, financial reporting, financial statement presentation, and judgments made in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles
•	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
•	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function
•	Review significant changes in accounting policies
•	Select the independent registered public accounting firm and confirm its independence
•	Review potentially significant litigation
•	Review federal income tax issues
•	Review the Company’s policies with respect to risk assessment and risk management, including cyber security and data privacy
•	Review with management the Company’s earnings releases
•	Monitor the Company’s compliance with legal and regulatory requirements
•	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. Cordeiro (Chair), Mr. Davidson, Mr. DiSilvestro, Mr. Pallash, and Mr. Raines. The Board of Directors has determined that Messrs. Cordeiro, Davidson, and DiSilvestro meet the SEC requirements for an “audit committee financial expert” and all current members of the Audit Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2024: 7

Compensation and Human Capital Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Human Capital Committee (the “Compensation Committee”), including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.”

The principal duties of this Committee are discussed more fully in the Compensation Discussion and Analysis, and include, among other things:

•	Review and approve compensation policies and practices for senior executives
•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
•	Review (as necessary) the Company’s compensation programs, policies and practices with respect to risk assessment
•	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives
•	Administer the Company’s Incentive Stock Plan and determine whether to authorize any delegation permitted under the plan
•	Review the Compensation Discussion and Analysis and, based on such review, recommend to the Board of Directors that it be included in the annual proxy statement
•	Review stockholder votes and other input on executive compensation practices and independently determine if any changes are necessary
•	Review significant organizational changes and management succession planning
•	Recommend to the Board of Directors candidates for officers of the Company
•	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
•	Oversee evaluation of management performance and development
•	Review diversity and inclusion strategies and initiatives
•	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies

The Compensation Committee may form and delegate authority to subcommittees other than any power or authority required by law or stock exchange requirements to be exercised by the Board of Directors or the Compensation Committee as a whole.

Members: Ms. Johnson (Chair), Ms. Fortmann, Mr. DiSilvestro, Mr. Kempthorne, and Dr. Verduin.

Number of Meetings in 2024: 7

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Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment, and such charter includes the FMC Corporation Statement of Governance Principles, Policies, and Procedures as Appendix A. A current copy of the Charter and the FMC Corporation Statement of Governance Principles, Policies, and Procedures is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, include:

•	Review and recommend candidates for director
•	Recommend Board of Directors meeting formats and processes
•	Oversee corporate governance, including an annual review of governance principles
•	Review and approve director compensation policies, including the determination of director compensation
•	Oversee Board of Directors and Committee evaluation procedures
•	Determine director independence
•	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Davidson (Chair), Mr. Cordeiro, Ms. Fortmann, Mr. Greer, and Ms. Øvrum.

Number of Meetings in 2024: 5

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session. The Board of Directors has adopted a written charter that outlines the duties of the Executive Committee. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.”

Members: Mr. Brondeau (Chair), Mr. Douglas (until his June 11, 2024 resignation), Mr. Greer (Lead Director), Ms. Johnson, and Mr. Cordeiro (Alternate).

Number of Meetings in 2024: The Executive Committee did not meet in 2024.

Sustainability Committee

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, are to:

•	Review and provide guidance on the Company’s Sustainability programs and progress relating to:
–	Integration of sustainability into the Company’s business strategy and operations
–	Environmental and climate related issues, including progress toward Net Zero
–	Global community engagement and social impact initiatives
–	Employee occupational safety and health, and process safety, environmental responsibility and product safety and stewardship

Members: Mr. Kempthorne (Chair), Ms. Johnson, Ms. Øvrum, Mr. Pallash, Mr. Raines, and Dr. Verduin.

Number of Meetings in 2024: 4

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies, and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. Greer, presides over these sessions.

See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with the Lead Director.

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Director Compensation

Overview

The Company believes that having quality non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required for both their ongoing oversight and governance role and their continuing focus on driving long-term performance and stockholder value.

Review Process

The Nominating and Corporate Governance Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our directors and is empowered to engage outside advisors, experts, and others to assist it. The full Board reviews the Nominating and Corporate Governance Committee’s recommendations and determines the amount and form of director compensation. Further, the Nominating and Corporate Governance Committee periodically reviews assessments prepared by outside consultants that it has engaged to gain a deeper understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use in the market.

Ordinarily, the Nominating and Corporate Governance Committee would have commissioned its biennial review of non-employee director compensation at the end of 2024 and implemented any approved changes effective as of the Annual Meeting in April 2025. However, in considering overall stockholder returns during the past year, the Nominating and Corporate Governance Committee determined to exercise its discretion to postpone that review until year end 2025.

Compensation Policy For Non-Employee Directors

The Company maintains the FMC Corporation Compensation Policy for Non-Employee Directors (the “Director Compensation Policy”). The Director Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, for so long as Mr. Brondeau remains an employee of the Company, he will receive no additional compensation for his service as a director. However, pursuant to the terms of his offer letter, Mr. Brondeau will continue to vest in any equity awards previously granted to him in his capacity as a director based on his continued service as a director. Further, Mr. Douglas did not receive any additional compensation for his service as a director while he was employed by the Company in 2024 as the Company’s CEO and President. For a description of the compensation paid to both Mr. Brondeau and Mr. Douglas for their service during 2024, see below under the heading “Executive Compensation”.

Retainer and Fees

Under the Director Compensation Policy, each non-employee director is paid an annual retainer of $100,000, payable in quarterly cash installments, unless the director elects to receive all or half of his or her retainer in RSUs (the “retainer grant”). The following additional amounts are also payable under the Director Compensation Policy in quarterly cash installments.

•	Audit Committee members are paid an additional $5,000 per year;
•	the chairs of the Nominating and Corporate Governance Committee and Sustainability Committee are paid an additional $15,000 per year;
•	the chairs of the Compensation Committee and Audit Committee are paid an additional $20,000 per year;
•	the Lead Director is paid an additional $30,000 per year; and
•	to the extent the Board has a Non-Executive Chairman, the Non-Executive Chairman is paid an additional $150,000 per year.

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Restricted Stock Units

Retainer Grant

Retainer grants are awarded to non-employee directors who have elected to receive all or half of their retainer in RSUs. These grants vest ratably over a one-year period, with accelerated vesting of any unvested RSUs upon a change in control of the Company.

Annual Grant

Currently, each non-employee director also receives an annual grant of RSUs with a value of $140,000 on the date of grant (the “annual grant”). These RSUs generally vest at the Annual Meeting of Stockholders held in the year following the date of grant (or, if sooner, the first anniversary of the date of grant) or upon an earlier change in control of the Company.

Dividend Equivalent Rights

If a cash dividend is paid to FMC stockholders while a director holds RSUs, dividend equivalent rights are credited to the director in the form of additional RSUs equal in value to the cash dividend. These dividend equivalent rights will be subject to the same vesting schedule as the underlying RSUs to which they relate.

Payment of Vested RSUs

A director is permitted to specify, prior to the year in which an annual grant or retainer grant is made, the date upon which the director wishes to receive payment in Common Stock of the fully vested RSUs. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of FMC. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, described below.

Mid-Year Cessation of Service

Under the Director Compensation Policy, if a director ceases to serve on the Board prior to the next annual meeting date, all committee, chairman, lead director, and annual retainer fees (whether payable in cash or RSUs) will be paid out or vest, as applicable, pro rata based on time served. A director’s annual grant of RSUs, on the other hand, will be forfeited in full in the event of a cessation of service prior to vesting. However, if the director’s cessation of service is due to the director’s death or disability, the director’s annual retainer (whether payable in cash or RSUs) will be paid out or vest, as applicable, in full and the director’s annual grant of RSUs will vest in full.

Other Compensation

The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $15,000 per year to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans.

Director Stock Ownership Policy

We believe that the Company and our stockholders are best served when non-employee directors oversee the business with a long-term perspective. Therefore, we adopted stock ownership guidelines, under the belief that stock ownership is an important tool to strengthen the alignment of interests between our non-employee directors and our stockholders and to demonstrate our commitment to sound corporate governance. The Company has established guidelines setting expectations for the ownership of Common Stock by directors. The Director Stock Ownership Policy requires that directors hold a minimum of five times the value of the annual cash retainer (the “ownership requirement”), currently $500,000 (i.e., five times $100,000). For this purpose, undistributed shares of underlying RSUs (both vested and unvested) are considered “held” by a director. Shares underlying unexercised stock options, whether such stock options are vested or unvested, are not considered “held” by a director. A director has five years from the date of such director’s election to the Board to meet the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock (other than to satisfy tax liabilities triggered by Company equity grants) unless they would meet the ownership requirement (calculated based on the then-current annual cash retainer) immediately following any sale of Common Stock. The ownership requirement is tested at the time of any proposed sale or disposition of shares of Common Stock by a director, and, after the initial five-year phase-in period, on December 31 of each year. As of December 31, 2024, all the directors were in compliance with the Director Stock Ownership Policy.

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DIRECTOR COMPENSATION TABLE 2024

The table below shows the total compensation paid to each non-employee director who served on the Board during 2024.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	All Other Compensation(3) ($) (d)	Total ($) (e)
Pierre Brondeau(4)	111,806	140,031	0	251,837
Eduardo E. Cordeiro	125,000	140,031	15,000	280,031
Carol Anthony (“John”) Davidson	120,000	140,031	0	260,031
Anthony DiSilvestro	26,657	53,356	0	80,013
Kathy L. Fortmann	100,000	140,031	15,000	255,031
C. Scott Greer	130,000	140,031	0	270,031
K’Lynne Johnson	120,000	140,031	15,000	275,031
Dirk A. Kempthorne	115,000	140,031	2,513	257,544
Margareth Øvrum	100,000	140,031	0	240,031
Robert C. Pallash	105,000	140,031	0	245,031
John M. Raines	55,507	110,895	2,500	168,902
Patricia Verduin, Ph.D.	92,968	140,031	15,000	247,999
(1)	Ms. Fortmann and Mr. Raines elected to receive their April 2024 - April 2025 annual retainer in RSUs rather than cash, which resulted in the grant of 1,695 RSUs to Ms. Fortmann on April 30, 2024 and the grant of 1,364 RSUs to Mr. Raines on July 15, 2024. Mr. Pallash elected to receive half of his April 2024 - April 2025 annual retainer in RSUs, which resulted in the grant of 848 RSUs to him on April 30, 2024. The RSU grants described in this footnote are reported in the cash amount earned.
(2)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2024 computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2024 for the assumptions used in the valuations that appear in this column. The grant date for all directors, other than Mr. Raines and Mr. DiSilvestro, was April 30, 2024. The grant date for Mr. Raines was July 15, 2024 and the grant date for Mr. DiSilvestro was December 12, 2024. In each case, the number of shares granted was based on our closing price on the grant date. The aggregate number of unvested FMC restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: Mr. Cordeiro, 2,373; Mr. Davidson 2,373; Mr. DiSilvestro, 979; Ms. Fortmann 2,928; Mr. Greer, 2,373; Ms. Johnson, 2,373; Mr. Kempthorne, 2,373; Ms. Øvrum, 2,373; Mr. Pallash, 2,651; Mr. Raines, 2,474; and Dr. Verduin, 2,373.
(3)	This amount consists of Company charitable donations under the matching gifts plan, which are limited to $15,000 per director per year.
(4)	Mr. Brondeau was a non-employee director until June 11, 2024, at which time he became Chief Executive Officer and an employee of the Company. See “Leadership Transition” starting on page 51 for more information. Pursuant to the terms of his offer letter, Mr. Brondeau continued to vest in any equity awards previously granted to him in his capacity as a director based on his continued service as a director. All 2,373 of the FMC restricted stock units that Mr. Brondeau received from the annual grant to all directors on April 30, 2024 while Mr. Brondeau was still a non-employee director remained unvested and outstanding at fiscal year-end. Mr. Brondeau’s compensation for his service as Chief Executive Officer is disclosed below. See “Executive Compensation” starting on page 5 for more information.

Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications.” The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of each nominee’s qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation.

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In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2026 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 29, 2026. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

Our By-Laws include a proxy access provision which allows a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IV, Sections 2 and 2A and other applicable provisions of our By-Laws. Notice of any such nomination for the 2026 Annual Meeting must be received by the Corporate Secretary of the Company at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, no earlier than October 15, 2025, nor later than November 14, 2025. However, if the date of our 2026 Annual Meeting is more than 30 days before or more than 60 days after April 29, 2026 (the anniversary of the 2025 Annual Meeting), then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the tenth day following the day on which notice or prior public disclosure of the date of the 2026 Annual Meeting is given or made to stockholders.

Stockholders who intend to solicit proxies in support of nominees other than the Company’s nominees must provide the notice required under Rule 14a-19 under the Exchange Act to the Corporate Secretary no later than March 2, 2026.

Director Onboarding and Continuing Education

The Company is committed to supporting and educating directors on business operations, performance and strategy, as well as emerging issues, so that they can effectively carry out their responsibilities. The Company provides new directors with an orientation to familiarize them with the Company, including: financial performance and budget; commercial, manufacturing and research operations; strategic plans; sustainability; executive compensation; compliance programs; and other important policies and procedures. This orientation is facilitated through a series of meetings with senior executives, review of relevant background materials, and opportunities to visit the Company’s headquarters and primary research facility. Orientation materials are always available to all directors for their reference. All directors are provided with membership in the National Association of Corporate Directors including access to board education resources available through NACD, and in addition, all directors have access to director educational resources and certification programs through Diligent Institute. At board meetings, directors receive regular updates from senior management leaders on overall business performance and deeper reviews of specific business units or functions, and key issues facing the Company. From time to time, the board meets at a major location other than the Company’s headquarters office, to gain further insight into local operations. The Company also regularly brings in outside experts to participate in board committee or full board meetings, to provide expert insight and education.

Annual Performance Review

The Board and Committees perform annual self-evaluations of their performance. A questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a questionnaire assessing the performance of such member’s Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Lead Director for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity of perspective, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations and new skills, if any, required in connection with strategic initiatives.

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Retirement/Resignation Policy for Directors

The Board believes that long-tenured directors can be beneficial because of their deep knowledge of the Company acquired through service, the continuity and stability they offer, and their grasp of the historical perspectives, particularly related to the long-term business cycles associated with agriculture, that can inform the Company’s strategy.

However, pursuant to our Statement of Governance Principles, Policies and Procedures, it is the policy of the Board that non-employee directors will not be nominated for re-election at the annual meeting following their 75th birthdays.

In addition, our Statement of Governance Principles, Policies and Procedures requires that a non-employee director submit a resignation from the Board upon termination of such director’s active service as an employee of such director’s current employer or a significant change in responsibilities. The Nominating and Corporate Governance Committee shall review the situation and make a recommendation to the Board as to whether to accept the resignation. In the case of any such required retirement or resignation, the Board may request that a director who would otherwise be due to retire or resign continue such director’s service if (a) the policy would result in multiple director retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to such nominee’s election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Directors who are also executive officers of the Company are expected to retire from the Board simultaneous with retirement as an executive of the Company unless requested by the Board to continue as a Board member for an agreed period.

Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All of the incumbent directors attended the 2024 Annual Meeting.

Stockholder Proposals for the 2026 Annual Meeting

Stockholders may make proposals to be considered at the 2026 Annual Meeting. To make a proposal for consideration at the 2026 Annual Meeting, a stockholder must deliver a notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2026 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2026 Annual Meeting, a stockholder may also have its proposal included in the Company’s proxy statement and form of proxy for the 2026 Annual Meeting. To have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 14, 2025, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website at investors.fmc.com/governance/governance-documents/:

•	Audit Committee Charter
•	Compensation and Human Capital Committee Charter
•	Executive Committee Charter
•	Nominating and Corporate Governance Committee Charter, including, as Appendix A, the FMC Corporation Statement of Governance Principles, Policies, and Procedures
•	Sustainability Committee Charter
•	FMC Corporation Statement of Governance Principles, Policies, and Procedures

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Board Leadership Structure

Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. The positions of Chairman and Chief Executive Officer were separated from June 2020 through June 11, 2024 and, during such time, Pierre Brondeau served as Chairman. Pierre Brondeau has been Chairman and Chief Executive Officer since June 11, 2024.

Mr. Brondeau’s current term as a director of the Company will expire at the 2025 Annual Meeting. The Board has requested, and Mr. Brondeau has agreed, that he be re-nominated as a director, and, assuming his re-election at the 2025 Annual Meeting, that he continue to serve as Chairman. Assuming his re-election, Mr. Brondeau is expected to continue to serve as a member of the Executive Committee of the Board.

C. Scott Greer has served as the Lead Director of the Company since April 2022, and, assuming his re-election at the 2025 Annual Meeting, his current term as the Lead Director will run through the date of the 2026 Annual Meeting. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions.

Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

Overview of Stockholder Engagement

The Company is committed to engaging with our stockholders. We regularly connect with stockholders throughout the year to answer their questions and solicit their views. In addition, we also conduct a regular outreach process during January and February to solicit stockholder feedback for the Board prior to its review and approval of the proxy statement.

Since the 2024 proxy statement, we contacted 40 stockholders (representing approximately 70% of our common shares outstanding) offering to engage with them and scheduled 11 calls or meetings with stockholders (representing approximately 9% of our common shares outstanding) during this engagement cycle. We discussed the Company’s commitment to a Board construction that is supportive of the Company’s business strategies and environmental goals.

Additional highlights from those calls included:

•	The priorities of Mr. Brondeau since resuming the role of CEO. That includes a more robust forecasting process and an expedited strategy for key company products
•	Balancing operating costs and maintaining focus on efficiency while driving sustainability initiatives
•	Board structure and composition – highlighting the addition of two new board members during 2024

Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website under “Governance — Corporate Policies” at investors.fmc.com/governance/corporate-policies/.

The Company intends to post any amendments to, or waivers from, the Code of Ethics and Business Conduct required to be disclosed by either SEC or NYSE regulations on the “Governance — Corporate Policies” section of the Investor Relations page of the Company’s website at investors.fmc.com/governance/corporate-policies/.

Policy Concerning Insider Trading

The Company has adopted a Policy Concerning Insider Trading (the “FMC Insider Trading Policy”) that is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as all NYSE listing standards applicable to the Company. Such policy governs the purchase, sale, and/or other disposition of the Company’s securities by its directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. The FMC Insider Trading Policy is attached to the Form 10-K for the year ended December 31, 2024 as Exhibit 19.

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Compensation and Human Capital Committee Interlocks and Insider Participation

During the last fiscal year, Ms. Johnson, Mr. DiSilvestro, Ms. Fortmann, Mr. Kempthorne, and Dr. Verduin served as members of the Compensation Committee. All members of the Compensation Committee during 2024 were non-employee directors, each of whom was determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors.” None of the current or former members listed above has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2024.

Related Party Transactions Policy

The Board of Directors has adopted a written Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenue for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

There were no related party transactions required to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules since January 1, 2024.

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V.    SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2024, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and current executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than 1% of the Common Stock.

Name	Beneficial Ownership on December 31, 2024 FMC Common Stock	Percent of Class
Pierre Brondeau(1)	332,199	*
Eduardo E. Cordeiro(2)	24,986	*
Carol Anthony (“John”) Davidson(2)	7,099	*
Anthony DiSilvestro(2)	0	*
Kathy L. Fortmann(2)	5,660	*
C. Scott Greer(2)	67,048	*
K’Lynne Johnson(2)	27,969	*
Dirk A. Kempthorne(2)	48,364	*
Steven T. Merkt(2)	0	*
Margareth Øvrum(2)	15,661	*
Robert C. Pallash(2)	50,375	*
Ronaldo Pereira(1)	49,555	*
John M. Raines.(2)	1,376	*
Michael F. Reilly(1)	58,430	*
Andrew Sandifer(1)	100,456	*
Jacqueline Scanlan(1)	1,510	*
Patricia Verduin, Ph.D.(2)	1,238	*
Mark Douglas(3)	259,230	*
All current directors, nominees, and the current executive officers as a group — 20 persons(1)(2)	833,032	*
*	Less than 1% of class.
(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2024; (iii) restricted stock units that will vest within 60 days of December 31, 2024 (4,251 for Mr. Sandifer, 4,334 for Mr. Pereira, 2,150 for Mr. Reilly, 2,233 for three executive officers not listed above, and 12,968 for all current executive officers as a group); (iv) shares subject to options that are exercisable within 60 days of December 31, 2024 (211,284 for Mr. Brondeau, 60,760 for Mr. Sandifer, 26,064 for Mr. Pereira, 38,703 for Mr. Reilly, 27,530 for three executive officers not listed above, and 364,341 for all current executive officers as a group); and (v) shares subject to performance-based restricted stock units that will be settled within 60 days of December 31, 2024 (2,019 for Mr. Sandifer, 1,022 for Mr. Pereira, 1,022 for Mr. Reilly, 719 for two executive officers not listed above, and 4,782 for all current executive officers as a group). Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock. Shares “beneficially owned” by Mr. Brondeau also include 3,535 restricted stock units granted to Mr. Brondeau during his time as a non-employee director of the Company.
(2)	Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 14,279; Mr. Davidson, 5,599; Ms. Fortmann, 5,660; Mr. Greer, 24,893; Ms. Johnson, 22,610; Mr. Kempthorne, 40,752; Ms. Øvrum, 14,481; Mr. Pallash, 46,530; Mr. Raines 1,376; Dr. Verduin, 1,181; and all directors as a group, 176,898. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock. Previously credited amounts are included in the table above.
(3)	The amount of shares “beneficially owned” for Mr. Douglas reflects his share ownership as of June 11, 2024, which is the date that Mr. Douglas ceased to be an executive officer of the Company and includes (i) shares owned or controlled by Mr. Douglas; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of Mr. Douglas as of June 11, 2024; (iii) 138,634 shares subject to options that are exercisable within 60 days of June 11, 2024; and (iv) 9,570 shares subject to performance-based restricted stock units that will be settled within 60 days of June 11, 2024.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than 5% of the Company’s outstanding shares of Common Stock as of December 31, 2024:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,521,747 shares(1)	11.64%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	12,080,551 shares(2)	9.7%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	11,415,569 shares(3)	9.1%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	6,273,013 shares(4)	5.0%
(1)	Based on a Schedule 13G/A filing dated February 13, 2024, as of December 29, 2023, The Vanguard Group, Inc. had shared voting power as to 160,467 shares, sole dispositive power as to 13,971,458 shares and shared dispositive power as to 550,289 shares.
(2)	Based on a Schedule 13G/A filing dated February 10, 2025, as of December 31, 2024, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP had shared voting power as to 10,697,255 of such shares and shared dispositive power as to all of the shares. Wellington Management Company LLP had shared voting power as to 10,149,992 of such shares and shared dispositive power as to 10,582,907 of the shares.
(3)	Based on a Schedule 13G/A filing dated November 8, 2024, as of September 30, 2024, BlackRock, Inc. had sole voting power as to 10,925,668 of such shares and sole dispositive power as to all of the shares.
(4)	Based on a Schedule 13G filing dated October 17, 2024, as of September 30, 2024, State Street Corporation had shared voting power as to 4,180,222 of such shares and shared dispositive power as to 6,271,760 of the shares.

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VI.    EXECUTIVE COMPENSATION

Executive Officers

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names of our executive officers, along with certain biographical information, for all but Pierre Brondeau, our Chairman and Chief Executive Officer. For Mr. Brondeau’s biographical information, please see page 16.

Ronaldo Pereira

Was named president of the Company in June 2024. Ronaldo has been with FMC for nearly 28 years in marketing, business development, and commercial leadership positions, most recently serving as executive vice president and president of the Americas region. He joined the Company as a field agronomist in 1995 and advanced through a series of roles in marketing, sales, product management, and business development across Latin America before moving to the United States as the global director of strategic marketing in 2008. In 2011, he moved to Brazil to assume commercial responsibilities before leaving FMC to lead the Rotam CropSciences business in Brazil. In 2016, Ronaldo returned to FMC as general manager, Brazil before expanding his role as vice president, Latin America. He later served as President, FMC Americas, with responsibility for the former Global Specialty Solutions business as well as Plant Health. He currently serves as chair of the board at Croplife Latin America and a board member at the American Chemistry Council.

Andrew Sandifer

Was named executive vice president and chief financial officer in May 2018. Andrew joined FMC in 2010 as vice president, Strategic Development, with overall responsibility for all mergers and acquisitions and strategic planning activities. He was named vice president, Corporate Transformation in 2014 and led several efforts to transform FMC’s portfolio, including leading the enterprise-wide integration of Cheminova A/S, a global agricultural chemical company acquired by FMC, until being named Treasurer in 2016. Before joining FMC, Andrew was vice president, Strategic Initiatives, for ARAMARK Corporation. Prior to ARAMARK, he spent seven years with Rohm and Haas Company, now part of The Dow Chemical Company, where he held roles in Strategic Planning, Sales, Marketing, Investor Relations, and General Management. Earlier in his career Andrew spent five years with the Boston Consulting Group and held engineering, operations, and technical roles with International Paper and James River Paper companies. Andrew earned bachelor’s and master’s degrees in Industrial Engineering from Georgia Tech, and received his MBA from Harvard Business School. Andrew serves on the Board of Directors for Koppers Holdings Inc., as well as on the Board of Trustees of Germantown Academy, where he is a member of the Finance, Audit, and Investment Committees.

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Michael F. Reilly

Was named executive vice president, general counsel, and secretary in April 2019. He joined FMC in 2002 as group counsel for the Agricultural Solutions business with responsibility for all business legal affairs, including M&A, joint ventures, litigation, and compliance. He was named assistant general counsel and group counsel for Agricultural Solutions in 2004 and was promoted to associate general counsel in 2013. Michael was named vice president, associate general counsel, and chief compliance officer in 2016, with responsibility for the company’s ethics and compliance processes, as well as support of quarterly SEC disclosures and continued oversight of global Agricultural Solutions legal initiatives. Prior to FMC, he served in several legal roles of increasing responsibility for Zeneca Inc., Zeneca Ag Products, Inc., and Syngenta Corporation. Earlier in his career, Michael worked as an attorney in private practice, specializing in litigation and environmental law, at the law firms of Sidley & Austin in New York and Ballard Spahr Andrews & Ingersoll in Philadelphia. He earned a Bachelor of Arts from Columbia University and his juris doctorate from Harvard Law School.

Jacqueline Scanlan

Was named executive vice president and chief human resources officer in September 2023. Jackie has more than 25 years of experience in HR management, including senior leadership roles at Axalta Coating Systems, Haemonetics Corporation, Novo Nordisk, and Campbell Soup Company. Her career has covered the spectrum of HR disciplines, with significant focus in areas including change and talent management, leadership development, organization culture, and functional HR excellence. She received a Bachelor of Arts in Political Science from St. Joseph’s University and a Master of Science in Organizational Dynamics from the University of Pennsylvania.

Brian P. Angeli

Was appointed executive vice president and chief marketing officer in May 2024. He oversees FMC’s global product portfolio strategy, portfolio management, new product launches, strategic partnerships, and the Precision and Digital Agriculture organization. Since joining FMC in 2014, Brian has held various leadership roles, including vice president of corporate strategy and development, treasurer, transformation officer, and vice president of investor relations and corporate development. He played a key role in major acquisitions and strategic initiatives, such as the 2014 acquisition of Cheminova, the 2017 asset swap with DuPont, and the 2022 acquisition of BioPhero. He also led the separation of FMC’s Lithium business through an IPO in 2018 and a spin-off in 2019. Before FMC, Brian was a vice president in the Investment Banking division at The Goldman Sachs Group, Inc., focusing on mergers and acquisitions in the industrial and natural resources sectors. He began his career at PricewaterhouseCoopers, LLP, directing financial and accounting diligence for Fortune 500 clients. Brian is a Certified Public Accountant with a Bachelor of Science in Accounting and Finance from Boston College and an MBA from New York University Stern School of Business.

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Thaisa Hugenneyer

Was elected executive vice president, Integrated Supply Chain in 2024. In this role she has responsibility for Global Manufacturing, Logistics, Supply Chain, Facilities, Procurement, Sustainability, and Environment, Health & Safety. Most recently, Thaisa was the vice president, Procurement, Logistics, and Global Facilities – a role she had served in since 2021. Thaisa joined FMC in 2011 and held numerous roles of increasing responsibility in the Procurement function and was instrumental in supporting acquisition and separation activities. Thaisa previously worked in a variety of procurement roles at Rohm and Haas Company and DuPont. She earned a Bachelor of Science in Business Administration from Maua University in Brazil and an MBA from Drexel University.

Vsevolod “Seva” Rostovtsev, Ph.D.

Assumed the role of vice president and chief technology officer in April 2023 and was elected executive vice president in February 2024. In this role he oversees FMC’s global network of scientists located in India, Brazil, France, Denmark, and the United States and their collective efforts to cultivate FMC’s robust discovery and development pipelines. Previously, Seva served as FMC’s director of Discovery Chemistry. Prior to FMC, he held research and technical leadership roles throughout DuPont beginning in 2003, including roles in Process Chemistry and Engineering, Emerging Technologies, and Fungicide Discovery Chemistry. He holds a Bachelor of Science in chemistry from the Higher Chemical College in Moscow, Russia, a Master of Science in chemistry from the University of Nebraska-Lincoln, and a Ph.D. from the California Institute of Technology. As a post-doc in the Sharpless lab at The Scripps Research Institute, Seva was one of the co-inventors of copper-catalyzed Click Chemistry, which won the 2022 Nobel Prize in Chemistry.

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Compensation Discussion and Analysis

For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “Named Executive Officers” or “NEOs.” They are our Chairman and Chief Executive Officer (“CEO”), our Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers based on 2024 compensation. Also included in our list of NEOs is our former President and CEO, Mark Douglas.

In June 2024, we announced that Mark Douglas would no longer serve as President and CEO and had resigned as a member of the Board, with Pierre Brondeau appointed to serve as CEO of the Company, in addition to his role as Chairman of the Board. The Compensation Committee and the Board met multiple times to discuss this transition, including to discuss compensation decisions with respect to Mr. Douglas in connection with his separation from service with FMC. See the “Separation Agreement with Mark Douglas” section below for additional details.

The Compensation Committee and the Board also utilized the assistance of an independent compensation consultant in connection with the appointment of Mr. Brondeau as CEO and the determination of the compensation awarded to him. See the “Chairman and Chief Executive Officer Employment Matters” section below for additional details.

Named Executive Officer	Title
Pierre R. Brondeau, Ph.D.	Chairman and Chief Executive Officer
Andrew Sandifer	Executive Vice President and Chief Financial Officer
Ronaldo Pereira	President, FMC
Michael Reilly	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Jacqueline Scanlan	Executive Vice President and Chief Human Resources Officer
Mark Douglas	Former President and Chief Executive Officer

Executive Summary

The Compensation Committee has adopted an integrated executive compensation program that is intended to align our Named Executive Officers’ interests with those of our stockholders and to promote the creation of stockholder value without encouraging excessive or unnecessary risk-taking. The Compensation Committee has tied a significant portion of our Named Executive Officers’ compensation to a number of key performance measures that contribute to or reflect stockholder value and link pay with performance. Specifically, in addition to base salary, our Named Executive Officers’ total compensation includes annual short-term incentive compensation that is based on the Company’s attainment of objective, pre-established financial performance metrics as well as annual long-term incentive compensation consisting of non-qualified stock options (“NQSOs”), restricted stock units (“RSUs”), and performance restricted stock units (“PSUs”) tied to relative total stockholder return and adjusted average return on invested capital. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.

2024 Business Highlights

FMC met its external targets last updated in October 2024 for Adjusted EBITDA and Free Cash Flow. In addition, FMC delivered $4.25 billion in revenue in 2024. Net Income of $342 million decreased 74% from the prior year. This was primarily a result of a decrease to our benefit for income taxes, driven by significant one-time tax benefits in the prior year related to tax incentives granted to our Swiss subsidiaries. Customers in most countries continued to destock FMC inventory that accumulated prior to 2023 mainly in response to concerns on product availability as a result of Covid-19. In countries for which destocking has largely concluded, customers continued to exercise cautious purchasing in response to higher interest rates and a perception of high security of supply. Adjusted EBITDA declined 8% as lower pricing was partially offset by lower costs, mostly due to approximately $165 million of cost savings from the Company’s restructuring initiatives. Adjusted Earnings declined 8% primarily from lower Adjusted EBITDA. In November, the Company completed the sale of its Global Specialty Solutions business to Envu at a price of $350 million. Net proceeds were used for paying down debt.

Financial Highlights

Revenue (GAAP) $4.25 billion 5% decrease and down 3% organically (non-GAAP) from prior year	Net Income (GAAP) $342 million 74% decrease from prior year

Adjusted EBITDA (Non-GAAP) $903 million 8% decrease from prior year	Adjusted Earnings (Non-GAAP) $436 million 8% decrease from prior year

Cash Flow from Operations (GAAP) $737 million $1.04 billion increase from prior year	Free Cash Flow (Non-GAAP) $614 million $1.14 billion increase from prior year

For further details on our 2024 financial results, please see our Annual Report on Form 10-K for the year ended December 31, 2024. For a discussion of certain non-GAAP (Generally Accepted Accounting Principles) financial measures referred to in this proxy statement, including Adjusted EBITDA, Adjusted Earnings,

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Organic Revenue Growth, and Free Cash Flow, as well as a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the sections captioned “Results of Operations – 2024, 2023, and 2022 on pages 27, 28, and 29 and “Liquidity and Capital Resources – Free Cash Flow” on page 40, in each case in our Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025. We believe that these non-GAAP measures are helpful to management and investors as a measure of operating performance because they exclude various items that do not relate to or are not indicative of operating performance. Such non-GAAP measures should not be considered as a substitute for net income (loss), cash provided (required) by operating activities of continuing operations, or other measures of performance or liquidity reported in accordance with GAAP.

Strategic Performance Highlights

In charting the next 10 years at FMC, we are building on the strengths that have driven our success: strong innovation with a deep pipeline of new products and technologies; a resilient, efficient operations and supply chain model; strong market access; an expanding biologicals business; and being a leader in sustainability, safety, and talent. In pursuit of our purpose Innovation for Agriculture. Solutions for the Planet., FMC has defined three ambitions that we will drive to reach our future.

Transform our relationship with growers and own the technical relationship	Deliver superior growth and returns	Lead our industry in safety, talent, sustainabilty, and innovation

Impact on Stockholder Return

The Company’s business performance in fiscal 2024 resulted in continued pressure on the share price over the course of the year. Our three-year cumulative total stockholder return was affected by a substantial share price reduction that began in July 2023 as the industry began destocking inventory causing reduction in revenue and earnings for the Company. The share performance contributed to no PSU award payouts under the 2022 performance grant (which matured on December 31, 2024) for our Named Executive Officers with regard to both the 2024 annual performance period and the cumulative 2022-2024 performance period, evidencing the strong pay-for-performance alignment in our compensation awards (for more information, see “Long Term-Incentive Award Payouts” beginning on page 50).

Advisory “Say-on-Pay” Vote and Stockholder Outreach

The Company holds annual “say-on-pay” votes and has received over 89% say-on-pay approval from our stockholders for our executive compensation programs in each of the last 5 years, including at the 2024 Annual Meeting of Stockholders.

While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our stockholders throughout the year. As discussed elsewhere in this Proxy Statement, our Compensation Committee Chair and Nominating Committee Chair offered meetings to stockholders representing approximately 70% of shares outstanding during the fall and winter of 2024 and met with stockholders representing approximately 9% of shares outstanding to discuss, among other topics, FMC’s corporate strategy and performance, board diversity and refreshment, executive compensation, corporate responsibility, and other governance matters. Stockholders we met with were complimentary of our executive compensation program overall, and of our senior management team, while asking insightful questions and providing perspective on how they evaluate the program. The feedback from the stockholder outreach efforts was provided to the Nominating and Corporate Governance and Compensation Committees as well as the full Board, including with respect to the following compensation matters:

What We Heard	What We Did

•

Investors generally commended the clarity and continuity of our executive compensation design and were not prescriptive on appropriate compensation design to support our strategic objectives, but asked thoughtful questions about the Compensation Committee’s rationale for certain short- and long-term incentive compensation plan metrics versus alternative financial or operational metrics.

•

Investors satisfied with board refreshment actions including quality and experience of replacement members and pace of replacement.

•

Many investors continue to view the Company highly in terms of sustainability disclosures and the integration of those initiatives into the business model.

•

Compensation Committee took all investor feedback into account when reviewing both the design of our 2025 compensation programs and the continuous efforts toward Board refreshment.

•

Company continued to focus on providing transparent disclosures in CD&A linking compensation decisions to corporate strategy and long-term stockholder value creation.

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The Compensation Committee will continue to consider the results of stockholder advisory votes and stockholder input on executive compensation when making future decisions relating to our executive compensation program and compensation for our Named Executive Officers.

2024 Compensation Program Design

In establishing our 2024 executive compensation program, the Compensation Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation. The Compensation Committee made the following executive pay decisions for our Named Executive Officers in 2024, consistent with its compensation philosophy and in consultation with Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant:

•	Approved between 0% - 15% annual salary merit increases for our Named Executive Officers based on considerations of individual performance, market position, and new hire status;
•	Structured annual performance short-term incentive opportunities under our 2024 compensation plan as follows:
–	Retained the Adjusted Earnings financial metric at 70% weighting and individual performance at 30% weighting as in prior years to align with the Company’s strategic focus on profitability and retained the 200% maximum cap on both metrics;
–	Modified the free cash flow multiplier and added a run-rate synergy multiplier to strengthen the critical focus we have on achieving both cash flow performance and operating cost savings within the target range. Multipliers can result in a range from 100% to 130% factor applied on the Adjusted Earnings actual result with a maximum 220% cap on the financial metric when multipliers are applied; and
–	Overall cap on incentive pool funding of 214% when considering financial and individual measures to reward overachievement against ambitious financial targets, free cash flow, and cost restructuring focus, while maintaining wider performance ranges between threshold, target, and maximum performance for each metric in recognition of continued macroeconomic uncertainties that could materially impact financial results.
•	Continued to offer annual long-term incentive award grant values for our Named Executive Officers based on considerations of individual performance and market position, while maintaining annual long-term incentive award grant values allocation of 50% to PSUs, 20% to RSUs, and 30% to NQSOs for the CEO and 40% to PSUs, 30% to RSUs, and 30% to NQSOs for all other NEOs; and
•	For the long-term incentive award, retained rTSR as the performance measure at 70% weighting for PSUs to drive emphasis on relative stockholder return following the 2023 decrease in our share price and changed the secondary measure to Adjusted Average Return on Invested Capital (“ROIC”) at 30% weighting. The Compensation Committee considers rTSR an appropriate measure enabling the executive’s compensation to align the interests of executives with shareholders by linking their compensation to stock performance and returns for investors. Given that stockholders expressed a preference during the 2023 outreach process for us to avoid duplication of metrics between our short-term incentive and long-term incentive programs, the Compensation Committee decided to change the second metric for PSUs from Operating Cash to Adjusted Average ROIC. The Compensation Committee determined that Adjusted Average ROIC is the strongest indicator that the business is generating value, where an increased Adjusted Average ROIC is associated with increasing share price and maintains emphasis on effective working capital management. This performance measure incorporates a key element of our new strategic plan (maintaining or expanding returns while growing strongly) in the long-term incentive plan.

2024 Compensation Highlights

Our financial results for 2024 directly affected our Named Executive Officers’ compensation, which was directly aligned with business results, stockholder return and our pay-for-performance philosophy. Most notably:

•	The Company’s performance against the Adjusted Earnings targets set by the Compensation Committee under our 2024 short-term incentive compensation plan resulted in a payout percentage of 83%. The 2024 target setting was driven by continued volatility of destocking conditions. The global channel inventory reset that began in late May 2023 continued to create significant uncertainty for the near-term demand outlook.
•	The two multipliers, free cash flow and run-rate synergy, resulted in 130% achievement each. When calculating the overall impact of the financial metric with multipliers, the Compensation Committee determined to exercise negative discretion on the actual level of achievement of company financial metrics referenced above, in comparison to overall company performance for 2024 (for more information see “2024 Short-Term Incentive Plan – Weighted Company Performance” beginning on page 45). As a result, the Compensation Committee approved the annual financial metric payout percentage, including the impact of multipliers, at 100% of target; and
•	0% payout occurred under the PSU award previously granted in 2022 to certain Named Executive Officers with performance periods ending on December 31, 2024, which were based 70% on the Company’s rTSR and 30% Operating Cash. Grants awarded in 2023 and 2024 with performance periods ending December 31, 2024 resulted in a 53% and 52% rTSR achievement respectively. PSU award payouts are coming out significantly below the target compensation in direct alignment with the business performance in the 2023 and 2024 years consistent with our pay-for-performance philosophy.

For further discussion, see “Short-Term Incentive Compensation” beginning on page 44 and “Long-Term Incentive Award Payouts” on page 50.

Strong Governance and Pay Practices

We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests.

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The following chart lists some of the highlights of our program design and pay practices:

What We Do	What We Don’t Do

Balanced incentive programs that link pay outcomes to execution of business strategy (i.e., pay for performance), with a significant portion of compensation “at-risk”

Maintain meaningful share ownership guidelines for directors and executive officers

Maintain robust clawback provisions that apply to our short-term cash awards and long-term equity awards

Conduct an annual risk assessment

Consult with an independent compensation consultant

Provide for double-trigger change-in-control benefits

Conduct regularly scheduled executive sessions without management present

No gross-up provisions for excise taxes in change-in-control agreements

No hedging or pledging of FMC stock, in accordance with our Securities Trading Policy

No pension or post-employment benefit plans for Named Executive Officers

No repricing of stock options without stockholder approval

How we Determine Executive Compensation

Executive Compensation Philosophy

The key objectives of our executive compensation philosophy are to:

•	Attract, retain, and motivate exceptional leaders dedicated to the success of the organization;
•	Maximize individual and Company performance;
•	Display a clear correlation between the cost of compensation and pay for performance; and
•	Align the interests of our executives with our stockholders.

In furtherance of these objectives, the Company has adopted the following practices:

•	Offer market competitive compensation opportunities, referencing median total direct compensation while maintaining maximum flexibility to determine individual compensation based on the executive’s responsibilities, experience and performance;
•	Pay for performance through a mix of short- and long-term incentive compensation where above-market performance by the Company is rewarded with above-market compensation and underperformance by the Company results in lower compensation; and
•	Promote ownership in the Company through stock-based compensation and share ownership guidelines.

Participants in the Compensation Setting Process

Compensation and Human Capital Committee

The Compensation Committee establishes our executive compensation program philosophy, plan design, and administration rules and is responsible for reviewing and approving the compensation of our Named Executive Officers. The Compensation Committee is comprised solely of independent, non-employee members of the Board. The Compensation Committee works closely with both its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For more information about the Compensation Committee and its duties, please see “Information About the Board of Directors and Corporate Governance—Compensation and Human Capital Committee” beginning on page 24 of this Proxy Statement.

Independent Compensation Consultant

The Compensation Committee retained Aon plc (“Aon”) as its 2024 independent compensation consultant to, among other things, assist it with structuring the Company’s 2024 compensation programs and related deliberations. Aon reported directly and exclusively to the Compensation Committee, and at the time that FMC engaged Aon as its executive compensation advisor, the Compensation Committee was aware of the types and general magnitude of the fees for other services that Aon provided to FMC. During 2024, Aon provided to the Compensation Committee, among other services:

•	Expertise-based advice including consultation in connection with our CEO transition;
•	Research and analytical services, including competitive market data benchmarking and analyses, recommendations on peer group composition, and compensation recommendations for our executives and directors based on the foregoing;
•	Updates on compensation trends and regulatory developments;
•	Review and commentary on our proxy disclosures and management recommendations concerning our executive compensation programs; and
•	Attendance and participation in meetings of the Compensation Committee.

Prior to engaging Aon for 2024, the Compensation Committee evaluated Aon’s independence and any potential conflicts of interest under relevant SEC rules and NYSE listing standards and determined that Aon satisfied the requirements for independence. In total, fees paid to Aon during 2024 for services not related to Aon’s work with the Compensation Committee, such as global pension, investment and consulting services and risk brokerage services, were approximately $4,218,440. Fees paid to Aon during 2024 for services related to recommending the amount and form of executive and director compensation were approximately $218,219. Aon had been providing services in areas other than executive compensation consulting to FMC prior to the Compensation Committee’s selection of Aon for executive compensation consulting services. The Compensation Committee has sole authority to approve the independent compensation consultant’s compensation, determine the scope of its services, evaluate its performance, and terminate or continue to retain the independent compensation consultant at the expense of the Company. The Compensation Committee annually reviews its independent compensation consultant engagement, typically at the beginning of each year.

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Management

During 2024, certain members of management supported the Compensation Committee with respect to, among other things, the following:

•	Recommending performance metrics and goals for Committee review and approval;
•	Presenting financial results measured against performance and providing compensation cost analyses;
•	Reviewing executive performance and providing leadership competency assessments; and
•	Implementing and communicating Compensation Committee decisions.

No executive officer participates in the deliberations of the Compensation Committee regarding his or her own compensation.

Peer Group and Market Data

When reviewing compensation programs for, and setting the compensation of, our Named Executive Officers, the Compensation Committee considers the compensation practices of specific peer companies as well as market data from published surveys. With the assistance of its independent compensation consultant, the Compensation Committee selects a peer group of companies that are comparable in terms of size and industry and reviews the composition of this peer group at least annually. In setting the compensation of our Named Executive Officers, the Compensation Committee, with the assistance of its independent compensation consultant, evaluates each Named Executive Officer’s compensation relative to the median market data for the respective position based on our peer group and industry published surveys. However, the Compensation Committee does not strictly tie target compensation to the median of our peer group or survey data, as it also considers Company and individual performance, experience, and scope of role when determining the appropriate level of compensation for each executive.

Peer Group for Setting 2024 Compensation

In consultation with Aon, the Compensation Committee reviewed and updated the Company’s peer group in July 2023 for purposes of setting 2024 compensation. The Compensation Committee considered a variety of factors designed to foster year-over-year consistency in peer group composition to the extent possible while recommending a group of companies that, in the aggregate, reflect FMC’s profile and position FMC within a competitive range of those companies based on certain size and valuation parameters. In so doing, the Compensation Committee, with the assistance of Aon, considered potential peers based on comparability in market segment and industry focus, accounting for merger and acquisition activity affecting the companies and valuation metrics (including revenue, market capitalization, market capitalization to revenue ratio and employee count), generally within a range of one-third to three times that of the Company, and applied additional filters to identify profile-appropriate peers with comparable operations to the Company (with agricultural sciences preferred) and/or overlap with proxy advisory firm-identified peers of the Company, reverse peers and peers of peers. Applying this methodology, the Compensation Committee decided to add H.B. Fuller Company and The Chemours Company as well as omit Bunge Limited from the peer group.

The following table sets forth the peer group approved by the Compensation Committee for purposes of setting 2024 compensation.

2024 Peer Group Composition
Albemarle Corporation	Corteva, Inc.	Nutrien Ltd.
Ashland, Inc.	Darling Ingredients Inc.	RPM International Inc.
Avient Corporation	Eastman Chemical Company	The Andersons, Inc.
Cabot Corporation	H.B. Fuller Company	The Chemours Company
Celanese Corporation	Ingredion Incorporated	The Mosaic Company
CF Industries Holdings, Inc.	International Flavors & Fragrances Inc.	The Scotts Miracle-Gro Company

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Evaluating Executive Performance

The Compensation Committee reviews the performance of our Named Executive Officers through our annual performance cycle. No Named Executive Officer participates in the Compensation Committee’s discussion regarding his or her own compensation.

CEO Evaluation	Other NEO Evaluation
With respect to our CEO, our Compensation Committee Chair gathers input from all non-employee directors and completes an assessment of the CEO’s performance. The Chair solicits feedback and assesses our CEO based on the Company’s performance, his individual performance and his interactions with directors. Once the Chair receives the solicited input, the Chair reviews all pertinent information with the Compensation Committee, which then evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation.	With respect to the other Named Executive Officers, our CEO completes an assessment of each such Named Executive Officer’s performance and proposes compensation adjustments where appropriate. In completing his assessment, the CEO evaluates such officer’s (i) achievement of individual objectives and goals; (ii) contributions to the Company’s short- and long-term goals and performance; and (iii) leadership competencies and how such officer achieved the applicable goals.

The Compensation Committee determines and approves the CEO’s compensation, with the Compensation Committee Chair reviewing all pertinent information with the Board.	The Compensation Committee reviews and discusses the CEO’s performance assessments and compensation recommendations for each other Named Executive Officer and then approves the compensation payable to each other Named Executive Officer.

Elements of Total Compensation

When setting compensation for our Named Executive Officers, the Compensation Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation (“STI”), and annual long-term incentive compensation (“LTI”) – all of which are designed to work together to drive a complementary set of behaviors and outcomes.

•	Base salary. Base salary is intended to compensate for individual technical and leadership competencies required for such officer’s specific position and to provide economic security.
•	Short-Term Incentive Compensation. Annual short-term incentive compensation in the form of a market- competitive, performance-based cash incentive designed to focus our Named Executive Officers on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.
•	Long-Term Incentive Compensation. Annual long-term incentive compensation generally consists of a mix of PSUs, NQSOs and RSUs. Annual long-term incentive compensation is designed to align the interests of our Named Executive Officers with the long-term growth interests of our stockholders, to reward executives for stockholder value creation, to recognize executives for their contributions to the Company, and to promote retention.

In addition to receiving direct compensation, our Named Executive Officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A beginning on page 52.

The following chart illustrates, for 2024, the distribution of value among the three elements of direct compensation for our former CEO and, on average, for the other Named Executive Officers. The CEO pay mix is based on target compensation of Mr. Douglas, who served as CEO when 2024 annual compensation decisions were made by the Compensation Committee; Mr. Brondeau’s compensation is not reflected in the following chart as he did not participate in the 2024 long-term incentive program given that he commenced service as CEO in June 2024. For purposes of this illustration, the annual short-term incentive compensation component is based on the target annual short-term incentive opportunities awarded by the Compensation Committee for 2024 short-term incentive awards (for more information, see “2024 Short-Term Incentive Plan Formula” beginning on page 44) and the annual long-term incentive compensation component is based on the grant value awarded by the Compensation Committee for 2024 long-term incentive awards before conversion to the various forms of equity awards (for more information, see “Individual 2024 Annual Long-Term Incentive Awards” beginning on page 49). As a percentage of total annual compensation, approximately 89% of our CEO’s compensation and, on average, 73% of our other Named Executive Officers’ compensation was performance-based because it was subject to performance goals, the fluctuations of our stock price, or both.

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Target Annual Compensation Mix

CEO PAY MIX	OTHER NEO PAY MIX

Base Salary

Base salary, which represented 11% of our former CEO’s target total compensation and, on average, 26% of target total compensation for other Named Executive Officers, is paid to provide a fixed component of compensation for the technical and leadership competencies required for the respective position. Target base salary varies based on the field in which each executive operates, the scope of the position, the peer-group comparisons for similarly-situated executives, the experience and qualifications needed for the role, the executive’s performance, and an assessment of internal equity among Company executives.

Early in 2024, the Compensation Committee completed the process described above under “Evaluating Executive Performance” (beginning on page 43) and determined appropriate increases to base salaries for our Named Executive Officers based on individual performance and contributions, market considerations, and, with respect to our former CEO, competitive positioning versus peers based on tenure and performance. Mr. Pereira’s base salary increase is reflective of his promotion from vice president over the Americas to president for FMC with global oversight. Mr. Brondeau’s base salary was established in connection with his appointment as CEO in June 2024. Accordingly, 2024 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2023 Base Salary (S)	2024 Base Salary ($)	Percent Increase
Pierre Brondeau(1)	—	1,300,000	—
Andrew Sandifer	732,310	800,049	9.3%
Ronaldo Pereira(2)	513,920	738,000	43.6%
Michael Reilly	579,290	602,462	4.0%
Jacqueline Scanlan	550,000	550,000	0.0%
Mark Douglas(3)	1,215,000	1,215,000	0.0%

(1)	Mr. Brondeau was appointed CEO on June 11, 2024. Refer to “Chairman and Chief Executive Officer Employment Matters” on page 51 for further details.
(2)	Mr. Pereira’s increase represents a merit increase effective April 1, 2024 and his appointment to President, FMC Corporation on June 11, 2024.
(3)	Mr. Douglas ceased serving as CEO and President on June 11, 2024 and ceased service with the Company on September 1, 2024.

Short-Term Incentive Compensation

We structure our compensation programs to reward our NEOs based on our performance and the individual executive’s relative contribution to our performance. To emphasize the importance of near-term performance, NEOs are generally eligible to receive annual performance-based awards under our STI plan in the event certain specified performance measures are achieved. The STI pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of corporate-level and business-level performance targets established annually by the Compensation Committee and based on the Company’s Board-approved budget and financial plan. For each NEO’s target STI award, the financial performance measures are collectively weighted at 70% and each such NEO’s individual performance is weighted at 30%.

2024 Short-Term Incentive Plan Formula

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Under the terms of the 2024 STI Plan, each NEO’s annual incentive award is based on a percentage of the NEO’s base salary. Once the achievement of financial performance against targets has been determined, the Compensation Committee reviews and approves the individual performance component of each NEO’s award, which is based on each respective NEO’s business impact, leadership, and attainment of individual objectives, as well as other related factors. In addition, in determining the achievement of corporate and/or business financial performance targets, the Compensation Committee may account for unusual events such as accounting changes, extraordinary tax law/rule changes, acquisitions and divestitures, and unbudgeted interest expenses associated with share repurchases if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. The Compensation Committee may also exercise negative discretion with respect to the payout percentage that would otherwise result from the actual level of achievement of corporate and/ or business financial performance targets to take into account overall company financial performance and other circumstances impacting shareholder value.

2024 Short-Term Incentive Plan Target Percentages

The 2024 target percentage under the 2024 STI Plan approved by the Compensation Committee for each of our NEOs is set forth in the table below. Target incentive opportunities as a percentage of salary remained unchanged from 2023 for all NEOs that were employed by the Company in 2023 except for Mr. Pereira, due to his promotion to president of FMC in 2024.

Named Executive Officer	2023 Incentive Target (% of Salary)	Increase	2024 Incentive (% of Salary)	2024 Incentive Target ($)(1)
Pierre Brondeau	—%	—%	135%	978,197
Andrew Sandifer	85%	—%	85%	680,042
Ronaldo Pereira	75%	10%	85%	610,967
Michael Reilly	70%	—%	70%	421,723
Jacqueline Scanlan	75%	—%	75%	412,500
Mark Douglas	135%	—%	135%	1,097,982

(1)	The target incentive amounts for Messrs. Brondeau, Pereira and Douglas represent prorated targets based on their hire, promotion and separation events respectively.

2024 Short-Term Incentive Plan – Weighted Company Performance

For each performance year under the STI Plan, the Compensation Committee assigns a target, threshold, and maximum payout level to financial performance metrics where the actual payout can range from 0% to 200% of the assigned target weighting depending on our achievement of such performance measures. The Compensation Committee sets these targets to challenge our executives, including our NEOs, to drive our financial and business performance, taking into account the state of our business, industry dynamics, and other business conditions.

For the year ended December 31, 2024, for all NEOs, the financial performance metrics under the 2024 STI Plan were based upon Adjusted Earnings (as defined below) to align with the Company’s strategic focus on driving profitability. We established an Adjusted Earnings target that was challenging and attainable only with strong performance, and that took into account the relevant opportunities and risks, including the continuing headwinds we were facing. The target setting was driven by the continued volatility of destocking conditions. The global channel inventory reset that began in late May 2023 continued to create significant uncertainty for the near-term demand outlook. The Compensation Committee decided to make Adjusted Earnings the metric to focus the executive officers on what the Compensation Committee believes is the most critical strategic priority of profitability.

In addition, to drive our critical goal for 2024 to generate cash and maintain operating costs, we added two global multipliers related to free cash flow and run-rate synergy. Each modifier is a range of a 1.0 to 1.3 multiplier based on the achievement of the established targets and is applied to the Adjusted Earnings achievement. The Compensation Committee determined that the maximum payout, taking account the multipliers, would be capped at 220%.

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2024 Metrics	Weighting	Description
Adjusted Earnings	100%	Adjusted Earnings is defined as net income (loss) attributable to FMC stockholders (a GAAP measure) plus the sum of discontinued operations attributable to FMC stockholders, net of income taxes and the after-tax effect of Corporate special charges (income) and Non-GAAP Tax adjustments.
Free Cash Flow	Multiplier	Free cash flow is defined as a non-GAAP financial measure, as all cash inflows and outflows excluding those related to financing activities (such as debt repayments, dividends, and share repurchases) and acquisition-related investing activities. Additionally, in 2024, free cash flow excludes the proceeds, net of transaction costs, from the sale of our GSS business. Free cash flow is calculated as all cash from operating activities reduced by spending for capital additions, and other investing activities.
Run-rate Synergy	Multiplier	Run-rate synergy is defined as the actual strategic cost restructuring run-rate synergies achieved during 2024 compared to the forecasted strategic cost restructuring run-rate synergies. The forecasted strategic cost restructuring run-rate synergies are the anticipated recurring cost savings the Company expected to achieve on an annual basis as part of the Global Restructuring and Cost Reduction Plan through operating model changes, reducing spend and divesting non-core assets.

The following chart sets forth for the 2024 STI Plan weighting of each financial performance metric and the threshold, target and maximum performance targets, as well as the actual performance achieved, for the year ended December 31, 2024:

		Performance Targets			Achievement
2024 Targets(1)	Metric Weighting	Threshold	Target	Maximum	Full Year Results	Target Award (%)(2)
Adjusted Earnings	70%	$399	$454	$543	$445	83%
Payout Percentage		0%	100%	200%

2024 Multipliers
Free Cash Flow		$300		$500	$614	130%
Run-rate Synergy		$100		$140	>$250	130%
Payout Percentage		100%		130%		141%

(1)	All dollar values are in millions.
(2)	Payout percentage for actual performance between levels is linearly interpolated.

Use of Negative Discretion

In evaluating the payout percentage that would result from the actual level of achievement of company financial metrics as described above, in comparison to overall company performance for 2024, the Committee determined to exercise negative discretion to reduce the payout percentage from 141% to 100%. The Committee believes that this reduction is consistent with the Company’s pay for performance philosophy.

For the individual performance component, the Compensation Committee approves an individual performance factor for each NEO, which reflects each NEO’s performance, business impact, contributions, and leadership, among other factors. The individual performance factor is assigned a weight of 30% of each NEO’s 2024 target award, and the actual payout can range from 0% to 200% of the weighting depending on the NEO’s individual contributions during the performance period.

For 2024, the Compensation Committee considered the following key achievements in approving the individual performance component for each of our NEOs.

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Named Executive Officer(1)	Individual Performance Payout	Weighted % of Total Payout	2024 Performance Considerations
Pierre Brondeau	150%	45%	•	Drove change in the business to reset direction by bottoms-up forecasting process, and by outlining a clear strategy for our business, including the sizable diamides insecticide business
			•	Delivered organizational restructuring and transformation in the organization, identifying further operational efficiencies as part of the restructuring program to exceed savings targets
			•	Engaged the organization and retained key talent while making critical changes
Andrew Sandifer	125%	37.5%	•	Strong performance for the year delivering key initiatives
			•	Delivered and exceeded expectations on key programs and critical work such as transformation and restructuring of the overall FMC Strategic Plan and divesture of GSS business
			•	Driving transformation and cost saving initiatives in Finance and IT organizations
			•	Drove engagement and retention of key talent
Ronaldo Pereira	135%	40.5%	•	Strong performance delivering results with North America and EMEA regions
			•	Delivered a strong result and exceeded expectations on three-year strategic plan, diamides plan, and overall commercialization strategy
			•	Drove transformation and restructuring initiatives with regional teams and divesture of GSS business
			•	Drove engagement and retention of key talent
Michael Reilly	150%	45%	•	Strong performance with continued improvement on ethics and compliance processes and legal initiatives and the delivery of GSS divesture
			•	Exceeded expectations on the delivery of transformation and cost savings for the Legal Department
			•	Strong counsel and support to the Board throughout the year
			•	Drove engagement and retention of key talent
Jacqueline Scanlan	150%	45%	•	Strong performance and exceeded expectations on the delivery of corporate reorganization and transformation project
			•	Strong counsel to Board and CEO throughout the year
			•	Delivered transformation of the HR operating model
			•	Drove culture, engagement, and key talent initiatives

(1)	The individual performance metric for Mr. Douglas was deemed achieved at 1.0 in accordance with the terms of his separation agreement. See “Separation Agreement with Mark Douglas” below, beginning on page 51.

2024 Short-Term Incentive Plan Awards and Results

Based on the considerations described above, our level of performance in relation to the financial performance targets and each NEO’s individual performance component, the payout percentage and the 2024 incentive awards earned by our NEOs, are set forth in the table below.

Named Executive Officer	2024 STI Target ($)(1)	Weighted Financial Performance Metric (70%)	Weighted Individual Performance Metric (30%)	Weighted STI Payout % (of Target Incentive)	Actual Award ($)(1)
Pierre Brondeau(2)	978,197	70%	45%	115%	1,124,927
Andrew Sandifer	680,042	70%	37.5%	107.5%	731,044
Ronaldo Pereira(2)	610,967	70%	40.5%	110.5%	675,119
Michael Reilly	421,723	70%	45%	115%	484,982
Jacqueline Scanlan	412,500	70%	45%	115%	474,375
Mark Douglas(2)	1,097,982	70%	30%	100%	1,097,982
(1)	Rounded to nearest whole dollar.
(2)	The target incentive amounts and actual awards for Messrs. Brondeau, Pereira and Douglas represent prorated targets based on their hire, promotion and separation events respectively.

Long-Term Incentive Compensation

The Compensation Committee uses long-term incentive compensation to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of Named Executive Officers with stockholders by focusing them on long- term growth and share performance. The Compensation Committee views long-term incentive awards as a significant element of total compensation at the executive level and a critical component of the Company’s executive compensation program to align their interests with that of shareholders by awarding compensation in line with stock performance and returns for investors.

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2024 Long-Term Incentive Award Types

In 2024, the total award values of annual long-term incentive awards granted to our Named Executive Officers were allocated generally among the following:

CEO LONG-TERM EQUITY INCENTIVE AWARD COMPONENT BREAKDOWN	OTHER NEO LONG-TERM EQUITY INCENTIVE AWARD COMPONENT BREAKDOWN

The CEO long-term equity incentive award breakdown is based on target compensation of Mr. Douglas, who served as CEO when 2024 annual compensation decisions were made by the Compensation Committee; Mr. Brondeau’s compensation is not reflected in the chart above as he did not participate in the 2024 long-term equity incentive award program given that he commenced service as CEO in June 2024. Mr. Brondeau received a sign-on award due to the mid-year appointment as CEO in June 2024. See “Sign-on Awards” below, beginning on page 51, for details regarding Mr. Brondeau’s sign-on award. The Compensation Committee considered the above allocation of annual long-term incentive awards to be appropriate, as Company performance is reflected in PSUs and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of time-based RSUs allow the program to support retention throughout a full business cycle.

PSUs vest, if at all, at the end of a three-year performance period based upon satisfaction of performance criteria tied to relative total stockholder return (“rTSR”) and average return on invested capital (for more information, see “How We Establish PSU Goals” below). RSUs and stock options cliff vest at the end of the three-year period.

How we Establish PSU Goals

In implementing and setting goals for our PSU awards, the Compensation Committee considers market practice as well as our focus on driving stockholder value. For our 2024 PSU awards, the Compensation Committee determined to retain the 70% weighting for the PSU metric of rTSR (measured over four performance periods) because it directly links our Named Executive Officers’ compensation to long-term stockholder return, in order to focus our NEOs on the critical strategic priorities of generating superior stockholder returns, and modified the secondary PSU metric with 30% weighting to Adjusted Average ROIC.

The Compensation Committee did not make any design changes for 2024 rTSR metric. The 2024 PSUs with rTSR performance are calculated as four point-to-point measurements from 2024 to 2026. TSR performance is calculated for each of the three calendar years, as well as for the three-year period as a whole. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three-year period of the award, that portion of units is “banked”, but is not considered “vested,” and shares will not be delivered unless and until the executive remains in service for the three-year performance period (except in certain circumstances as described below under the heading entitled “Potential Payments Upon Termination or Change in Control”) and the performance is approved by the Compensation Committee. If cash dividends are paid to the Company’s stockholders during the applicable

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measurement period, dividend equivalent units are credited with respect to the banked units and are delivered to the executive if and when the banked units are delivered. In addition, if cash dividends are paid to the Company’s stockholders following the applicable measurement period, the executive will generally receive a special cash payment equal to the amount the executive would have received had the executive been the record holder of the shares underlying banked units when the dividend was declared and paid. Achievement under 2024 PSU awards is tied to the Company’s rTSR relative to all companies included in the S&P 1500 Composite Chemical Index during the performance periods plus select additional chemical company peers, including companies not included in the index but a part of the Company’s compensation peer group, as described above.

2024 Peer Group Composition for Company’s rTSR
AdvanSix Inc.	Corteva, Inc.	Mativ Holdings, Inc.
Air Products and Chemicals, Inc.	Darling Ingredients Inc.	Minerals Technologies Inc.
Akzo Nobel N.V.	Dow Inc.	The Mosaic Company
Albemarle Corporation	DuPont de Nemours, Inc.	NewMarket Corporation
The Andersons, Inc.	Eastman Chemical Company	Nutrien Ltd.
Arcadium Lithium plc	Ecolab Inc.	Olin Corporation
Ashland Inc.	H.B. Fuller Company	PPG Industries, Inc.
Avient Corporation	Hawkins, Inc.	Quaker Chemical Corporation
Axalta Coating Systems Ltd.	Ingevity Corporation	RPM International Inc.
Balchem Corporation	Ingredion Incorporated	The Scotts Miracle-Gro Company
BASF SE	Innospec Inc.	Sensient Technologies Corporation
Cabot Corporation	International Flavors & Fragrances	The Sherwin-Williams Company
Celanese Corporation	Koppers Holdings Inc.	Stepan Company
CF Industries Holdings, Inc.	Linde plc	Valhi, Inc.
The Chemours Company	LyondellBasell Industries N.V.	Westlake Corporation

The Compensation Committee decided to modify the secondary PSU metric for 2024 awards to Adjusted Average ROIC. Adjusted Average ROIC, for purposes of the PSUs granted in 2024, is defined as the average of the Return on Invested Capital for each of the three years in the measurement period, where Return on Invested Capital (a non-GAAP measure) for a given year is calculated as (i) the Company’s Net Operating Profit After Tax, divided by (ii) the Company’s Invested Capital. The Company’s “Net operating Profit After Tax” (a non-GAAP measure) means the sum of Income (loss) from continuing operations attributable to FMC stockholders, net of tax plus the sum of After-tax Interest expense, the After-tax effect of Corporate special (charges) income and Non-GAAP tax adjustments. The Company’s “Invested Capital” (a GAAP measure) means the sum of the 2-Point Average of Total debt and total FMC stockholders’ equity, measured as of the fiscal year end of the two most recently completed fiscal years in the measurement period. The Compensation Committee shall have the authority to adjust the Adjusted Average ROIC for extraordinary events or transactions, including but not limited to, changes in accounting and/or tax rules, laws or regulations, acquisitions or divestitures and business restructuring.

Depending on the Company’s performance, the number of shares that may be earned under these PSU awards ranges from 0% to 200% of target, as follows:

PSU Performance	Relative TSR Performance	PSUs that would vest as % of target (Relative TSR)	Adjusted Average Return on Invested Capital (ROIC)	PSUs that would vest as % of target (Adjusted Average ROIC)
Below Threshold	< 35th Percentile	0%	<7.6%	0%

Threshold	35th Percentile	50%	7.6%	50%

Target	50th Percentile	100%	8.9%	100%

Maximum	80th Percentile or higher	200%	10.5% or higher	200%

If the Company experiences negative total stockholder return during the three-year cumulative performance period, the 2024 PSU award payout cannot exceed 100% of the target performance level.

Individual 2024 Long-Term Incentive Awards

When setting annual long-term incentive compensation for our Named Executive Officers, the Compensation Committee employs the process described in the “Evaluating Executive Performance” section of this CD&A (beginning on page 43). After the Compensation Committee establishes a grant value for each Named Executive Officer’s 2024 annual long-term incentive award, that value is allocated between PSUs, stock options and RSUs (see “2024 Long-Term Incentive Award Types” beginning on page 48), with the exact number of PSU and RSU awards (and performance metric for PSUs) determined by using an average stock price for a period ending on a date prior to the date of the award selected by the Compensation Committee and the exact number of stock options determined using the applicable Black-Scholes value with this average stock price.

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The table below lists the grant value of fiscal 2024 annual long-term incentive awards granted by the Compensation Committee:

Named Executive Officer(1)	2023 LTI Grant Value Awarded	2024 LTI PSU Value	2024 LTI NQSO Value	2024 LTI RSU Value	Total 2024 LTI Grant Value Awarded(2)
Andrew Sandifer	2,200,000	880,000	660,000	660,000	2,200,000
Ronaldo Pereira	1,500,000	600,000	450,000	450,000	1,500,000
Michael Reilly	1,100,000	440,000	330,000	330,000	1,100,000
Jacqueline Scanlan	950,000	380,000	285,000	285,000	950,000
Mark Douglas	8,380,750	4,190,375	2,514,225	1,676,150	8,380,750

(1)	Mr. Brondeau’s compensation is not reflected as he did not participate in the 2024 long-term incentive program given that he commenced service as CEO in June 2024. Refer to “Leadership Transition” section for details on Mr. Brondeau’s sign-on award.
(2)	The award values in this table reflect the grant values awarded by the Compensation Committee while the Summary Compensation Table (see page 56) and the Grants of Plan-Based Awards During 2024 table (see page 57) reflect the award values for accounting purposes.

Long-Term Incentive Award Payouts

During 2024, the Compensation Committee determined final shares earned under the following PSU award grants made to each NEO with performance periods ending on December 31, 2024:

2022-2024 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2022-2024 Grant Year 1 (2022 TSR)	16.8%	89.8%	35%	50%	80%	2.0
2022-2024 Grant Year 2 (2023 TSR)	(47.4)%	6.1%	35%	50%	80%	0.0
2022-2024 Grant Year 3 (2024 TSR)	(16.9)%	31.3%	35%	50%	80%	0.0
3 Year TSR 2022-2024	(49.0)%	10.4%	35%	50%	80%	0.0

(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

Performance Metric	Below Threshold	Threshold	Target	Maximum	Actual Results	% Achievement	Rating
Cumulative Three-Year Operating Cash Flow(1)	3,197	3,198	3,707	4,171	2,441	66%	0.0
Percentage of Units Earned	0%	25%	100%	200%

(1)	Operating Cash Flow is calculated as Adjusted EBITDA plus or minus the change in working capital. The change in working capital is defined as the sum of (a) trade receivables (net), (b) guarantees of vendor financing, (c) inventories, (d) accounts payable (trade and other), (e) advance payments from customers, and (f) accrued customer rebates, each as reported in the Company’s consolidated statements of cash flow for the relevant year. Three-Year Operating Cash Flow will be the sum of Operating Cash Flow of each individual year in the three-year period.

2023-2025 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2023-2025 Grant Year 1 (2023 TSR)	(47.4)%	5.9%	35%	50%	80%	0.0
2023-2025 Grant Year 2 (2024 TSR)	(16.9)%	36.0%	35%	50%	80%	0.53

(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

2024-2026 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2024-2026 Grant Year 1 (2024 TSR)	(16.9)%	35.6%	35%	50%	80%	0.52

(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

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Leadership Transition

Sign-On Awards

In connection with the commencement of Mr. Brondeau’s appointment as CEO in June 2024, to align his interests with those of our stockholders and ensure he is incentivized to achieve the same performance goals as our other executive officers, Mr. Brondeau received a sign-on award with a grant date value of $8,500,000, consisting of 50% NQSOs and 50% RSUs. The NQSOs and RSUs cliff vest on the second anniversary of the grant date, generally subject to his continued employment through such date, with accelerated vesting upon the earlier cessation of his service as CEO in circumstances where a successor CEO is appointed by the Board and an orderly transition of duties occurs. In determining the value of the sign-on equity awards and other compensation offered to Mr. Brondeau, the Compensation Committee considered, among other things, the value of Mr. Brondeau’s experience and the market level compensation for the CEO role. The value of the sign-on award was intended to align with the annual grant value that would be appropriate for the role of CEO. Half of the award was granted in the form of NQSOs to focus Mr. Brondeau’s incentives on increases in the Company’s stock price and thereby align his interests with the interests of stockholders. The Compensation Committee considered whether to grant a portion of the sign-on award in the form of PSUs, but given Mr. Brondeau’s commencement as CEO after the beginning of the performance period for 2024 annual PSUs granted to other NEOs and the desire to avoid a bespoke PSU design solely for Mr. Brondeau, the Compensation Committee determined that the mix of NQSOs and RSUs was appropriate for this one-time grant.

Named Executive Officer	2024 LTI NQSO Value	2024 LTI RSU Value	Total 2024 LTI Grant Value Awarded
Pierre Brondeau	4,250,000	4,250,000	8,500,000

Chairman and Chief Executive Officer Employment Matters

In June 2024, Mr. Brondeau was appointed as the Company’s CEO, effective June 11, 2024, in addition to his role as Chairman. In connection with his appointment as CEO, Mr. Brondeau entered into an offer letter with the Company that provides for the following compensatory arrangements:

•	An initial annual base salary of $1,300,000;
•	A target incentive percentage of 135% of his annual base salary, which was prorated for 2024;
•	An ability to be considered for long-term incentive awards and employee benefit plans on the same basis as similarly situated executives of the Company; and
•	Sign-on equity awards as described above.

Separation Agreement with Mark Douglas

On June 11, 2024, the Company entered into a separation agreement with Mr. Douglas (the “Separation Agreement”), which provided that Mr. Douglas would remain a non-officer employee of the Company through September 1, 2024 or his earlier death or disability (the “Termination Date”), upon which date his employment would be terminated. Subject to his continued employment in good standing through the Termination Date, upon his termination of employment, he would be eligible to receive (1) a lump sum cash severance payment equal to two times his annual base salary and target annual bonus, (2) a 2024 annual bonus based on actual performance (with individual performance metrics deemed achieved at not less than 1.0) and prorated for the portion of the year that Mr. Douglas served as CEO, (3) a lump sum cash payment equal to 12 months of the monthly premium for continued health care coverage under COBRA, (4) a lump sum cash payment equal to $20,000 for use for career transition or such other purposes as determined by Mr. Douglas, and (5) continued vesting of his outstanding equity awards through September 1, 2024, with his continued employment through such date resulting in Mr. Douglas satisfying the definitions of “Retirement,” “Normal Retirement,” and “Approved Retirement” contained therein and his awards to be treated in accordance with such provisions on and following September 1, 2024. All benefits under the Separation Agreement are subject to Mr. Douglas’s compliance with the terms of the Separation Agreement (including confidentiality and non-disparagement covenants that apply in perpetuity and cooperation, non-compete, and non-solicitation covenants that apply while Mr. Douglas is employed and for 24 months thereafter) and his execution and non-revocation of a release of claims against the Company.

In evaluating the potential terms and conditions of the Separation Agreement, the Compensation Committee determined that the Separation Agreement should include appropriate and market-level severance benefits in light of the Board’s decision that Mr. Douglas’s termination of employment on September 1, 2024 would be a termination without cause. As a starting point, the Compensation Committee reviewed the Company’s previously disclosed Executive Severance Guidelines (the “Guidelines”). The Guidelines were intended to provide a reference point for severance benefits upon a termination of employment without cause and did not represent contractual entitlements of the NEOs. Rather, the Compensation Committee retained discretion to modify the application of the Guidelines on a case-by-case basis. The Compensation Committee also engaged an independent compensation consultant to benchmark executive severance levels for the Company’s peers. The benchmarking showed that the benefits provided by the Guidelines were not fully in line with market practices. In light of these facts, the Compensation Committee determined that it would be appropriate to update the Company’s executive severance levels to bring them in line with market practice. Rather than perpetuate the Guidelines, which necessarily would have involved the use of Committee discretion in determining individual NEO severance benefits, the Compensation Committee determined that it was preferable to provide clarity and objectivity in executive severance benefits by adopting a contractual executive severance plan. This also provided an opportunity to consolidate the Company’s change in control severance benefits, which were historically codified in individual agreements with the NEOs, together with the non-change in control severance benefits under a single plan document, to ensure full coordination and consistency. The Compensation Committee

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decided to approve severance benefits for Mr. Douglas in the Separation Agreement that were consistent with the market levels established by the compensation consultant’s benchmarking, which levels were then reflected in the executive severance plan that was formally adopted by the Compensation Committee in December 2024, as described under “Employment, Change in Control, and Severance Arrangements” below starting on page 52.

Other Benefits

The Company offers retirement and health and welfare benefits to eligible employees, including Named Executive Officers. The Company offers very limited perquisites to executive officers.

Retirement Benefits

We maintain a tax-qualified defined contribution 401(k) plan, the FMC Corporation Savings and Investment Plan, that is available to all eligible United States employees that are not active participants in the closed FMC Defined Pension plan. The FMC Corporation Savings and Investment Plan is subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. FMC maintains the Nonqualified Savings and Investment Plan (“Nonqualified Savings Plan”) is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan.

As of 2024, we have one NEO eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all U.S.-based employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code.

Perquisites and Other Personal Benefits

We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation, but which are nonetheless an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term and long-term disability insurance, and benefits to executives who relocate internationally, including tax preparation, relocation and support services, and related tax gross ups. We also provide the following additional perquisites to our NEOs and certain other senior management personnel: financial planning, reserved parking, and in the case of the CEO, use of corporate aircraft and club memberships. To encourage charitable giving among our employees, our Matching Gift Plan offers a match of up to $10,000 in annual charitable contributions to all U.S. employees. Mr. Sandifer is eligible to receive an additional $5,000 in annual matching charitable contributions, which is reported as an incremental cost in the Summary Compensation Table.

Other Compensation and Policies

Employment, Change in Control, and Severance Arrangements

Our success in building the sound leadership team in place today was due in large part to our ability to utilize a full range of compensation tools, including employment, change in control, and severance agreements. We believe that together, our employment, change in control, and severance agreements, which are guided by our compensation philosophy and governance practices, foster stability within our executive leadership team by helping our executives to better focus their time, attention and capabilities on our business and assist the Company in recruiting and retaining key executives.

Benefits payable under the Severance Plan to an applicable executive will immediately cease if such executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such a violation, such executive would also be required to repay to the Company any cash amounts that were previously paid to such executive under the Severance Plan.

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	Non-Change-In-Control	Change-In-Control
TRIGGERING EVENT	• Termination without cause • Termination for good reason	• Termination without cause • Termination for good reason
CASH SEVERANCE	An amount equal to the severance multiple multiplied by the sum of the executive’s (1) annual base salary and (2) full year target annual incentive	An amount equal to the severance multiple multiplied by the sum of the executive’s (1) annual base salary and (2) full year target annual incentive
SUPPLEMENTAL CASH PAYMENT	A lump sum payment payable in cash equal to $20,000, for use for career transition or such other purposes as determined by the executive.
SEVERANCE MULTIPLIERS	CEO: 2x; other NEOs: 1x	CEO: 3x; other NEOs (except Mr. Sandifer): 2x
EQUITY ACCELERATION	As specified by the equity plan or individual award agreements as applicable.
ANNUAL NON-EQUITY INCENTIVE COMPENSATION	An amount of cash equal to the target incentive amount, prorated for the length the executive was employed during the incentive year.
HEALTHCARE BENEFITS	A lump sum equal to the employer premium amount for the executive’s healthcare election at the time of separation for 12 months.	A lump sum equal to the employer premium amount for the executive’s healthcare election at the time of separation for 12 months multiplied by the severance multiple.
CLAIMS RELEASE	Required
RESTRICTIVE COVENANTS

•

Prohibition from competing with the Company or soliciting the Company’s customers or employees for a period of 12 months following separation of employment

•

Non-disparagement, confidentiality and assignment of inventions provisions for the benefit of the Company

Change in Control Severance Agreement with Mr. Sandifer

As noted above, in 2024, the Company adopted an executive severance plan (the “Severance Plan”) for NEOs and other selected members of senior leadership, as further described below. The Compensation Committee determined that Mr. Sandifer’s existing change in control severance agreement would be “grandfathered” for the duration of his employment as Chief Financial Officer, and therefore to avoid the duplication of benefits payable to him, Mr. Sandifer is only eligible for the non-change in control severance benefits under the Severance Plan.

Mr. Sandifer’s grandfathered change in control severance agreement provides that if a change in control of the Company occurs and, within two years after that change in control, Mr. Sandifer’s employment is terminated without cause or he resigns for good reason, then he would be entitled, contingent on his execution of a release in favor of the Company, to the following payments and benefits: (i) 36 months of base salary, (ii) three times target annual incentive (based on highest historical target), (iii) prorated bonus for the year of termination, (iv) outplacement services, with cost capped at 15% of base salary, and (v) health and welfare benefits continuation for three years.

Treatment of Company Equity Incentive Awards on Termination of Employment for Reasons other than Voluntary Separation or Retirement

Under the terms of the Company’s equity incentive award agreements, contingent on the NEO executing a release of claims in favor of the Company, treatment of the NEOs’ equity incentive awards on a termination of employment without cause (other than during the two years following a change in control):

•	Unvested RSUs will vest pro rata, and shares will generally be delivered promptly thereafter
•	Banked PSUs will vest, with shares delivered at the regularly scheduled delivery date
•	Pro rata portion of outstanding PSUs whose measurement periods are not yet complete will vest at the end of the applicable performance period based on actual performance results, with shares delivered at the regularly scheduled delivery date

Under the terms of the Company’s equity incentive award agreements, contingent on the NEO executing a release of claims in favor of the Company, upon a termination of employment without cause or for good reason within two years after a change in control of the Company:

•	All unvested stock options will vest and remain exercisable for up to three months
•	All unvested RSUs will vest, and shares will generally be delivered promptly thereafter
•	Banked PSUs will vest, and shares will be delivered at the regularly scheduled delivery date
•	PSUs whose measurement periods are not yet complete will vest as though target level performance was attained for those measurement periods, and shares will be delivered at the regularly scheduled delivery date

Treatment of Company Equity Incentive Awards upon Death or Disability

Under the terms of the Company’s equity incentive award agreements upon a Death or Disability:

•	All unvested stock options will vest, and remain exercisable for up to five years
•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter
•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery
•	Pro rata portion of outstanding performance-based restricted stock units will vest at the end of the applicable performance period based on actual performance results, with shares subject to a Delayed Delivery

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Share Ownership Policy

Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our stockholders. We maintain through our Compensation Committee a share ownership policy requiring that our Board Chair, all other non-employee directors, our CEO and our other Named Executive Officers own shares of FMC common stock at or above prescribed levels based on their role at the Company. Specifically, those individuals must comply with the following ownership requirements (expressed as a multiple of annual retainer or base salary) within five years of their respective election as a director, date of hire as an executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

Organizational Role	Share Ownership Requirement	Compliance Status(1)
Non-Employee Directors	5X annual base retainer	Compliant or within 5-year phase-in period
Chairman and CEO	6X base salary	Compliant or within 5-year phase-in period
Chief Financial Officer	3X base salary	Compliant
Other Named Executive Officers	2X base salary	Compliant or within 5-year phase-in period

(1)	The Compensation Committee reviews executive and director share ownership compliance at least annually at its February meeting. Compliance status above is measured as of December 31, 2024.

Generally, shares owned directly or beneficially by an executive or the executive’s family, and shares held through Company qualified and non-qualified plans, count for purposes of compliance. Outstanding equity incentive awards under our current LTI program that count toward the guidelines are time-based restricted stock units and performance-based restricted stock units that have been earned (i.e., applicable performance conditions have been satisfied), in each case whether or not subject to continued time-based vesting conditions. No unearned PSUs or outstanding stock options (regardless of whether or not vested) are credited towards the ownership requirements. The Compensation Committee may temporarily suspend or permanently remove an individual’s share ownership requirement for hardship due to unforeseen and compelling circumstances.

Anti-Hedging and Anti-Pledging Policies

The Company considers it inappropriate for directors and officers to engage in certain transactions related to the securities of the Company which could result in their interests no longer being aligned with the interests of other stockholders of the Company. Therefore, its securities trading policy and Anti-Hedging Policy restrict these persons from hedging and pledging the Company’s Common Stock.

The restrictions apply to all the Company’s directors and executive officers and to immediate family members residing in their households (the “insiders”), to trusts maintained for the principal benefit of an insider, and to other entities (such as partnerships or corporations) which are effectively controlled by an insider.

Hedging

Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, allow an investor to lock in much of the value of the investor’s stock holdings and provide protection from decreases in the value of the stock and also limit or eliminate the investor’s ability to profit from an increase in the value of the stock. These transactions can therefore cause an investor’s interests to be misaligned with other stockholders of the Company. Accordingly, the Company prohibits insiders from engaging in any hedging transactions, including short sales and monetization transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives, that are designed to hedge or speculate on any change in the market value of Common Stock. The Company further prohibits any transaction that would directly or indirectly reduce the risk of holding Common Stock.

Pledging

The Company prohibits insiders from pledging or creating a security interest in the Common Stock, including by purchasing Common Stock on margin or holding Common Stock in a margin account.

Clawback Policies

In accordance with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related NYSE listing standard, the Company adopted a clawback policy in July of 2023 designed to recoup erroneously awarded incentive compensation paid to executive officers in the event of an accounting restatement (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy replaces and supersedes the Company’s prior clawback policy, which had been in place since February 2013, with respect to incentive-based compensation received on or after October 2, 2023. Under the Dodd-Frank Clawback Policy, if a “Big R” or “little r” restatement of the Company’s financial statements is required, all incentive-based compensation tied to a financial reporting measure that was “received” (within the meaning of the rules) by subject executive officers in the three prior completed fiscal years will be recalculated based on the updated financial statements, to the extent applicable. Incentive compensation deemed to have been erroneously awarded due to the erroneous financials shall be subject to recoupment. Pursuant to the terms of the Dodd-Frank Clawback Policy, the Compensation Committee maintains discretion to determine the appropriate means of recoupment.

In addition to FMC’s Dodd-Frank Clawback Policy, FMC’s Incentive Stock Plan includes a provision that allows the Company, prior to a change in control, to effectuate a clawback in the event of serious misconduct or competitive activity by the recipient of an equity award. While this additional clawback trigger is not required by law, the clawback feature has historically been maintained under FMC’s Incentive Stock Plan. It is intended to deter and penalize behavior that is detrimental to the Company, and it extends the Company’s reach to recoup compensation beyond those circumstances covered in the Dodd-Frank Clawback Policy.

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Risk Assessment of our Compensation Programs

The Compensation Committee has determined that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Tax and Accounting on Compensation

Deductibility of Compensation

The impact of federal tax laws on our compensation programs is also considered by the Compensation Committee. Section 162(m) of the Internal Revenue Code (the “Code”), as amended, generally limits the deductibility of compensation in excess of $1 million paid to any one “covered employee” (which generally includes the Company’s Named Executive Officers) during any year.

As a result, we expect that compensation paid to our Named Executive Officers in excess of $1 million generally will not be deductible to the Company for U.S. federal income tax purposes.

Stock-Based Compensation Expense

The Company recognizes stock-based compensation expense under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. In determining the appropriate fiscal 2024 long-term incentive grant levels, the Compensation Committee sought to balance its long-term incentive goals with the need to manage stockholder dilution and stock compensation expense.

Compensation and Human Capital Committee Report

This Compensation and Human Capital Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference

The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE COMPENSATION COMMITTEE

K’Lynne Johnson, Chair

Anthony DiSilvestro

Kathy L. Fortmann

Dirk A. Kempthorne

Patricia Verduin, Ph.D

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Executive Compensation Tables

The following table summarizes the compensation of our Named Executive Officers for each of the last three fiscal years. Please refer to the Compensation Discussion and Analysis beginning on page 38 for a description of our compensation policies and practices as well as a description of the components of compensation payable to our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)
Pierre Brondeau(6) Chairman and Chief Executive Officer	2024	725,833	—	4,250,018	4,250,008	1,124,927	N/A	181,026	10,531,812
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
Andrew Sandifer Executive Vice President and Chief Financial Officer	2024	783,114	—	1,307,899	553,925	731,044	N/A	109,636	3,485,618
	2023	720,333	—	1,182,205	492,757	373,478	N/A	144,831	2,913,604
	2022	662,075	—	1,290,671	495,406	999,429	N/A	138,536	3,586,117
Ronaldo Pereira President, FMC	2024	653,807	—	891,903	377,682	675,119	N/A	84,331	2,682,842
	2023	502,240	—	650,165	270,995	213,919	N/A	149,566	1,786,885
	2022	458,550	—	653,027	250,503	628,442	N/A	155,054	2,145,576
Michael Reilly Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2024	596,669	—	653,975	276,969	484,982	515,556	37,484	2,565,635
	2023	572,393	—	598,013	249,156	182,477	302,470	46,488	1,950,997
	2022	541,485	—	653,027	250,503	628,717	—	54,871	2,128,603
Jacqueline Scanlan Executive Vice President and Chief Human Resources Officer	2024	550,000	—	564,765	239,204	474,375	N/A	55,677	1,884,021
	2023	148,413	441,376	2,212,061	—	—	N/A	9,083	2,810,933
	2022	—	—	—	—	—	—	—	—
Mark Douglas Former President and Chief Executive Officer	2024	855,213	—	4,967,796	2,110,131	1,097,982	N/A	5,937,832	14,968,954
	2023	1,198,750	—	5,114,362	2,102,443	787,320	N/A	420,562	9,623,437
	2022	1,138,125	—	5,038,115	1,879,021	2,590,835	N/A	423,803	11,069,899
(1)	The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 14 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2024 for the assumptions used in the valuations that appear in these columns. The awards in Column (e) are comprised of restricted stock units and performance-based restricted stock units.
(2)	For 2024, the amounts listed in this column include the following grants: (i) performance-based restricted stock unit grants for Mr. Sandifer, 14,822 units; for Mr. Pereira, 10,108 units; for Mr. Reilly, 7,411 units, for Ms. Scanlan, 6,400 units; and for Mr. Douglas 70,560 units, and (ii) restricted stock unit grants, for Mr. Brondeau, 74,314; for Mr. Sandifer, 11,113 units; for Mr. Pereira, 7,578 units; for Mr. Reilly, 5,557 units; for Ms. Scanlan, 4,799 units; and for Mr. Douglas, 28,223 units. Per SEC rules, the values of PSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PSUs permit additional shares to be earned based on above-target performance. In each case, the maximum numbers of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PSUs was $1,482,495 for Mr. Sandifer, $1,011,001 for Mr. Pereira, $741,247 for Mr. Reilly, $640,128 for Ms. Scanlan, and $7,057,411 for Mr. Douglas.
(3)	For 2024, amounts listed in this column were amounts paid with respect to the 2024 annual incentive plan.
(4)	For 2024, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2024 and the narrative that follows. For 2024, Mr. Reilly was the only NEO with such a benefit.
(5)	For 2024, the amounts stated in this column include: (i) with respect to the employer matching contribution to the FMC Corporation Savings and Investment Plan, for Mr. Brondeau, $10,623; Messrs. Douglas and Sandifer, $13,800; Mr. Pereira $13,716; Mr. Reilly, $13,798; and for Ms. Scanlan, $7,603; (ii) with respect to the employer matching contribution for the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Sandifer, $26,687; for Mr. Pereira, $20,909; for Mr. Reilly, $17,366; for Ms. Scanlan, $12,655; and for Mr. Douglas, $37,872; (iii) with respect to employer core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Brondeau, $17,250 for the Qualified Plan and $21,487 for the Nonqualified Plan, for Mr. Sandifer, $17,250 for the Qualified Plan and $40,580 for the Nonqualified Plan; for Mr. Pereira, $17,250 for the Qualified Plan and $26,136 for the Nonqualified Plan; for Ms. Scanlan, $17,250 for the Qualified Plan and $15,819 for the Nonqualified Plan; and for Mr. Douglas, $17,250 for the Qualified Plan and $64,877 for the Nonqualified Plan; (iv) for Mr. Brondeau, $110,895; and for Mr. Douglas, $24,482, representing the aggregate incremental cost for personal use of the Company airplane; (v) for Mr. Douglas, this also includes the severance payment of $5,752,904 paid pursuant to the Separation Agreement. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Brondeau, financial planning and reserved parking; for Mr. Sandifer, charitable matching contributions in excess of the limit available to other U.S. based employees, financial planning, and reserved parking; for Mr. Pereira, financial planning and reserved parking; for Mr. Reilly, financial planning and reserved parking; for Ms. Scanlan, financial planning and reserved parking; and for Mr. Douglas, financial planning, club memberships, and reserved parking. The aggregate incremental cost for each of the perquisites and personal benefits that was quantified in this footnote (5) was calculated based on the amount the Company or its affiliate paid for such benefit times the percentage of personal use not reimbursed to the Company or its affiliate.
(6)	Mr. Brondeau served as Chairman of the Board of Directors throughout 2024 and, in addition, Mr. Brondeau commenced service as Chief Executive Officer on June 11, 2024. The compensation provided to Mr. Brondeau in his capacity as a member of the Board of Directors is included in the Director Compensation Table 2024 at page 28.

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GRANTS OF PLAN-BASED AWARDS DURING 2024

The following table summarizes all plan-based award grants to each of our Named Executive Officers during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise or	Grant Date Fair
									Number of	Number of	Base	Value of
									Shares of	Securities	Price of	Stock and
									Stock or	Underlying	Option	Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Pierre Brondeau	N/A		0	978,197	1,956,394
	6/11/2024	(3)							74,314			4,250,018
	6/11/2024	(4)								287,746	$57.19	4,250,008
Andrew Sandifer	N/A		0	680,042	1,360,083
	2/20/2024	(5)				5,188	10,376	20,752				514,546
	2/20/2024	(6)				2,223	4,446	8,892				226,702
	2/20/2024								11,113			566,652
	2/20/2024									44,385	$50.99	553,925
Ronaldo Pereira	N/A		0	610,967	1,221,934
	2/20/2024	(5)				3,538	7,076	14,152				350,899
	2/20/2024	(6)				1,516	3,032	6,064				154,602
	2/20/2024								7,578			386,402
	2/20/2024									30,263	$50.99	377,682
Michael Reilly	N/A		0	421,723	843,447
	2/20/2024	(5)				2,594	5,188	10,376				257,273
	2/20/2024	(6)				1,112	2,223	4,446				113,351
	2/20/2024								5,557			283,351
	2/20/2024									22,193	$50.99	276,969
Jacqueline Scanlan	N/A		0	412,500	825,000
	2/20/2024	(5)				2,240	4,480	8,960				222,163
	2/20/2024	(6)				960	1,920	3,840				97,901
	2/20/2024								4,799			244,701
	2/20/2024									19,167	$50.99	239,204
Mark Douglas	N/A		0	1,097,982	2,195,963
	2/20/2024	(5)				24,696	49,392	98,784				2,449,349
	2/20/2024	(6)				10,584	21,168	42,336				1,079,356
	2/20/2024								28,223			1,439,091
	2/20/2024									169,081	$50.99	2,110,131
(1)	The actual amount of the annual incentive paid to the NEO with respect to 2024 is stated in Column (g) of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a BPI rating of 0, 1.0 and 2.0, respectively. For any payout to be earned, performance must exceed the threshold level. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.
(2)	Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each PSU is equivalent to one share of our Common Stock.
(3)	The RSUs reflect the new hire grant Mr. Brondeau received upon hire into the CEO role on June 11, 2024 . See “Leadership Transition” for details regarding Mr. Brondeau’s new hire grants. See Director Compensation Table 2024 at page 28 for details regarding the annual grant of RSUs received by Mr. Brondeau as a member of the Board of Directors.
(4)	The NQSOs reflect the new hire grant Mr. Brondeau received upon hire into the CEO role on June 11, 2024 . See “Leadership Transition” for details regarding Mr. Brondeau’s new hire grants.
(5)	The PSUs reflected in this row are earned for achieving specified rTSR percentile ranks during the three-year performance period beginning January 1, 2024 and ending December 31, 2026. See “How We Establish PSU Goals” under Compensation Discussion and Analysis, Long-Term Incentive Awards for the terms of these PSUs.
(6)	The PSUs reflected in this row are earned for achieving specified three-year adjusted average ROIC during the three-year performance period beginning January 1, 2024 and ending December 31, 2026. See “How We Establish PSU Goals” under Compensation Discussion and Analysis, Long-Term Incentive Awards for the terms of these PSUs.

The awards contained in the Grants of Plan-Based Awards Table above were granted under the FMC Corporation 2023 Incentive Stock Plan, which is administered by the Compensation Committee.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below reflects all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of 2024. Market or payout values are based upon the closing price of $48.61, which was the closing price on the NYSE of our common stock on December 31, 2024 (the “Closing Price”), the last trading day of 2024.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) ($) (j)
Pierre Brondeau	71,739			73.78	2/15/2028	74,314	(4)	3,612,404
	104,867			75.69	2/20/2029	2,373	(5)	115,352
	34,678			92.36	2/27/2030
		287,746		57.19	6/11/2034
Andrew Sandifer	3,352			73.78	2/15/2028	4,251	(6)	206,641
	17,569			75.69	2/20/2029	3,699	(7)	179,808
	13,485			92.36	2/27/2030	11,113	(8)	540,203
	11,579			104.97	2/24/2031	480	(9)	23,333	864	(10)	41,999
		14,775		114.90	2/24/2032				370	(11)	17,986
		11,710		129.08	2/23/2033	1,414	(12)	68,735	3,891	(13)	189,142
		44,385		50.99	2/20/2034				1,112	(14)	54,054
Ronaldo Pereira	2,933			73.78	2/15/2028	2,184	(15)	106,164
	4,374			75.69	2/20/2029	2,150	(6)	104,512
	5,787			92.36	2/27/2030	2,035	(7)	98,921
	5,499			104.97	2/24/2031	7,578	(8)	368,367
		7,471		114.90	2/24/2032	265	(9)	12,882	475	(10)	23,090
		6,440		129.08	2/23/2033				204	(11)	9,916
		30,263		50.99	2/20/2034	964	(12)	46,860	2,654	(13)	128,987
									758	(14)	36,846
Michael Reilly	2,958			54.89	2/27/2025	2,150	(6)	104,512
	4,219			49.89	2/27/2027	1,871	(7)	90,949
	2,514			73.78	2/15/2028	5,557	(8)	270,126
	8,444			75.69	2/20/2029	244	(9)	11,861	437	(10)	21,243
	6,645			92.36	2/27/2030				187	(11)	9,090
	6,452			104.97	2/24/2031	708	(12)	34,416	1,946	(13)	94,571
		7,471		114.90	2/24/2032				556	(14)	27,027
		5,921		129.08	2/23/2033
		22,193		50.99	2/20/2034
Jacqueline Scanlan		19,167		50.99	2/20/2034	22,340	(16)	1,085,947
						4,799	(8)	233,279
						611	(12)	29,701	1,680	(13)	81,665
									480	(14)	23,333
Mark Douglas	12,585			73.78	2/15/2028				4,604	(10)	223,800
	27,964			75.69	2/20/2029				1,973	(11)	95,908
	47,681			92.36	2/27/2030				18,522	(13)	900,354
	50,404			104.97	2/24/2031				5,292	(14)	257,244
	56,040			114.90	2/24/2032
	49,963			129.08	2/23/2033
	169,081			50.99	2/20/2034

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(1)	For the option awards with an expiration date of 2/24/2032, the vesting date is 2/24/2025; for the awards with an expiration date of 2/23/2033, the vesting date is 2/23/2026; for the awards with an expiration date of 2/20/2034, the vesting date is 2/20/2027; and for the awards with an expiration date of 6/11/2034, the vesting date is 6/11/2026.
(2)	The stock award numbers shown in column (g) indicate the number of shares subject to outstanding awards that were subject to time-based vesting conditions as of fiscal year-end. In the case of PSUs banked based on relative TSR measures, the amounts in this column reflect the number of shares banked based on actual performance outcomes and dividend equivalent units credited with respect to those banked units.
(3)	The stock award numbers shown in column (i) represent the portion(s) of PSU awards that were subject to open performance periods at fiscal year-end. The numbers are presented in the table in accordance with SEC rules, but actual performance outcomes for those awards will not be determined until the applicable performance periods are completed.
(4)	These units represent the new hire RSU grant received by Mr. Brondeau, the vesting date is 6/11/2026.
(5)	These units represent the annual grant received by Mr. Brondeau as a member of the Board of Directors, the vesting date is 4/29/2025.
(6)	For all of these stock awards, the vesting date is 2/24/2025.
(7)	For all of these stock awards, the vesting date is 2/23/2026.
(8)	For all of these stock awards, the vesting date is 2/20/2027.
(9)	These units represent the portion of PSUs granted in 2023 that were banked based on 2024 TSR performance, at 53%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2025. Because Threshold performance was not achieved with respect to 2023 TSR, no PSUs were banked under these grants based on 2023 TSR performance.
(10)	These units represent the portion of PSUs granted in 2023 with a TSR metric that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 50% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance. If and to the extent earned, these units will become vested on 12/31/2025.
(11)	These units represent the PSUs granted in 2023 with an operating cash-flow measure that remain subject to an open performance period through 12/31/2025. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance.
(12)	These units represent the portion of PSUs granted in 2024 that were banked based on 2024 TSR performance, at 52%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2026.
(13)	These units represent the portion of PSUs granted in 2024 with a TSR metric that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 50% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance. If and to the extent earned, these units will become vested on 12/31/2026.
(14)	These units represent the PSUs granted in 2024 with an adjusted average three-year ROIC measure that remain subject to an open performance period through 12/31/2026. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance.
(15)	With respect to Mr. Pereira’s one-time award granted on 2/24/2021, the vesting date is 2/24/2025.
(16)	With respect to Ms. Scanlan’s one-time award granted on 9/27/2023, the vesting date for 11,170 of such units is 9/27/2025, and the vesting date for 11,170 of such units is 9/27/2026.

OPTION EXERCISES AND STOCK VESTED DURING 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Pierre Brondeau(1)	0	0	2,714	149,949
Andrew Sandifer	0	0	5,149	262,093
Ronaldo Pereira	0	0	2,508	127,516
Michael Reilly	0	0	2,766	141,030
Jacqueline Scanlan	0	0	11,171	736,951
Mark Douglas(2)	0	0	77,434	4,556,114
(1)	During Mr. Brondeau’s time serving as a member of the Board of Directors in 2024, he received an annual grant and dividend equivalent rights in the amount of 1,258 units, which became fully vested during 2024. The delivery of the shares related to this annual grant and dividend equivalent rights are deferred until his cessation of service on the Board of Directors or a change in control of FMC. The value of such shares realized upon vesting is equal to $73,684 using the stock closing price at the time of vesting.
(2)	Mr. Douglas became retirement eligible on August 9, 2024. Therefore, all his unvested RSUs and banked PSUs became immediately vested on such date, in each case with shares subject to a delayed delivery.
•	2022 RSU Grant: 10,749 outstanding time-vested RSUs, with a value of $660,419 on August 9, 2024, which were delivered to Mr. Douglas on February 24, 2025.
•	2023 RSU Grant: 10,523 outstanding time-vested RSUs, with a value of $646,533 on August 9, 2024, which will be delivered to Mr. Douglas on February 23, 2026.
•	2024 RSU Grant: 28,223 outstanding time-vested RSUs, with a value of $1,734,021 on August 9, 2024, which will be delivered to Mr. Douglas on February 20, 2027.
•	2022-2024 PSU grant: 9,570 previously banked PSUs, with a value of $587,981 on August 9, 2024, all of which shares were delivered to Mr. Douglas on February 18, 2025 and there were no additional shares earned on December 31, 2024.
•	2023-2025 PSU grant: There were no banked PSUs as of August 9, 2024 and 2,558 additional PSUs earned effective December 31, 2024 with a value of $124,344, all of which shares will be delivered to Mr. Douglas in February 2026.
•	2024-2026 PSU grant: There were no banked PSUs as of August 9, 2024 and 6,728 additional PSUs earned effective December 31, 2024 with a value of $327,048, all of which shares will be delivered to Mr. Douglas in February 2027.

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PENSION BENEFITS FOR 2024

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Pierre Brondeau	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Andrew Sandifer	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Ronaldo Pereira	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Michael Reilly	Qualified Plan	22.8333	1,132,743	0
	Nonqualified Plan	22.8333	3,118,077	0
Jacqueline Scanlan	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Mark Douglas	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
(1)	All credited years of service are the actual years of service under the relevant plan.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. Messrs. Brondeau, Sandifer, Pereira and Douglas and Ms. Scanlan were hired after July 1, 2007 (or in the case of Mr. Pereira, became a U.S. employee after such date) when the Qualified Plan was closed to new employees, and accordingly these NEOs do not participate in the Qualified Plan, but do participate in defined contribution plans of the Company.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $280,000 for 2025 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), annual incentive pay (see Column (g) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $350,000 for 2025 (“total earnings” cap). However, stock option gains, other equity awards and long-term performance-based cash are not included in eligible compensation.

Normal retirement age is 65. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62, which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The IRC limits the annual benefits that may be paid from a tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan that restores the benefits earned under the Qualified Plan formula described above.

This plan represents an unfunded liability and all amounts listed in the table above for this plan are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Brondeau, Sandifer, Pereira and Douglas and Ms. Scanlan are participants in defined contribution plans and are not eligible to participate in the Nonqualified Plan, as the plan does not cover employees who are not also covered by the Qualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2024 are as follows.

•	Sum of present value of Qualified Plan benefit accrued through December 31, 2024 plus present value of Nonqualified Plan benefit accrued through December 31, 2024
•	Present value of Qualified Plan benefit calculated as amount payable at first unreduced age using December 31, 2024 ASC 715 disclosure assumptions (5.60%, Pri-2012 with generational MP2021 projection) and reflecting discounting of present value back to December 31, 2024 using ASC 715 interest only (5.60%)
•	Present value of Nonqualified Plan benefit calculated as amount payable at first unreduced age using December 31, 2024 ASC 715 lump sum assumptions (4.55%, 417e2025) and reflecting discounting of present value back to December 31, 2024 using ASC 715 interest only (5.31%)

Unreduced benefits are first available at age 62 for Mr. Reilly (assuming continued employment with FMC until that time)

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NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2024

Name	Executive Contributions in Last FY(1)		Registrant Contributions in Last FY(2)		Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY(3)
Pierre Brondeau
Nonqualified Savings Plan	—		21,487	(4)	—		—	21,487
Deferred Nonemployee Director RSUs	73,684	(10)	—		(49,488)	(11)	—	171,836
Andrew Sandifer	39,156		67,266	(5)	36,104		—	1,201,744
Ronaldo Pereira	43,386		47,045	(6)	(18,453)		—	245,012
Michael Reilly	38,957		17,366	(7)	85,546		—	922,941
Jacqueline Scanlan	27,500		28,474	(8)	4,558		—	60,532
Mark Douglas	60,011		102,748	(9)	(448,509)		—	2,227,177
(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), “Salary,” of the Summary Compensation Table.
(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), “All Other Compensation,” of the Summary Compensation Table.
(3)	The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Sandifer, $624,016; for Mr. Reilly, $265,385; Mr. Pereira, $197,962; and Mr. Douglas, $2,293,151 plus earnings on those amounts.
(4)	Mr. Brondeau received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $345,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $21,487.
(5)	In addition to the employer matching contribution of $26,687, Mr. Sandifer received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $345,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $40,580.
(6)	In addition to the employer matching contribution of $20,909, Mr. Pereira received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $345,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $26,136.
(7)	The amount listed represents an employer matching contribution of $17,366.
(8)	In addition to the employer matching contribution of $12,655, Ms. Scanlan received nonqualified core contributions of 5% of compensation on her eligible earnings in excess of $345,000, in lieu of her participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $15,819.
(9)	In addition to the employer matching contribution of $37,872, Mr. Douglas received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $345,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $64,877.
(10)	Represents the value of RSUs granted to Mr. Brondeau in his capacity as a member of the Board of Directors in fiscal year 2023 that were vested and deferred in fiscal year 2024 and any associated dividend equivalent rights credited to Mr. Brondeau that were vested and deferred in fiscal year 2024. The value of each vested deferred RSU is based on the closing price of our common stock on the applicable vesting date.
(11)	Represents the change during 2024 in the value of the shares underlying all of Mr. Brondeau’s vested deferred RSUs previously granted to Mr. Brondeau in his capacity as a member of the Board of Directors. The change is calculated based on the difference between the closing stock price on the NYSE of our common stock on the first trading day of 2024 ($64.84) (or, in the case of RSUs that vested during 2024, the closing stock price on the applicable vesting date) and the closing price on the NYSE of our common stock on the last trading day of 2024 ($48.61).

The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to certain highly compensated employees, including all of the NEOs. The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2024, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e., base salary and annual incentive paid in fiscal year 2024. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under the Qualified and Non- Qualified Savings Plans of 5% of eligible earnings in the aggregate.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in such participant’s choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the participant at the time of deferral. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

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Potential Payments Upon Termination or Change in Control

The following table describes the potential payments upon termination or a change in control for our Named Executive Officers. The material terms of our employment, change of control and severance agreements with our Named Executive Officers and the termination and change in control benefits under our equity awards are discussed above in the CD&A under the sub-heading “Employment, Change in Control, and Severance Arrangements” beginning on page 52.

Name	Cash Severance Payment	Healthcare Subsidy	Value of Unvested Equity(1)	Other Benefits(2)	Total
Pierre Brondeau
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	3,727,755	—	3,727,755
Disability of Executive	—	—	3,727,755	—	3,727,755
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	7,865,000	16,993	1,035,488	20,000	8,937,481
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)	10,920,001	50,979	3,727,755	20,000	14,718,735
Andrew Sandifer
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	1,191,949	—	1,191,949
Disability of Executive	—	—	1,191,949	—	1,191,949
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	2,160,132	25,873	720,397	20,000	2,926,402
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(5)	5,120,314	81,951	1,845,090	120,007	7,067,355
Ronaldo Pereira
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	847,573	—	847,573
Disability of Executive	—	—	847,573	—	847,573
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	1,992,600	25,575	566,745	80,000	2,664,920
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)	3,357,900	51,149	1,278,151	80,000	4,767,200
Michael Reilly
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	598,745	—	598,745
Disability of Executive	—	—	598,745	—	598,745
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	1,445,909	25,873	362,478	20,000	1,854,260
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)(6)	2,470,094	51,746	925,972	499,264	3,947,076
Jacqueline Scanlan
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	1,396,795	—	1,396,795
Disability of Executive	—	—	1,396,795	—	1,396,795
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	1,375,000	22,404	806,003	20,000	2,223,408
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)	2,337,500	44,809	1,630,331	20,000	4,032,640

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Name	Cash Severance Payment	Healthcare Subsidy	Value of Unvested Equity(1)	Other Benefits(2)	Total
Mark Douglas
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(3)	—	—	—	—	—
Death of Executive	—	—	—	—	—
Disability of Executive	—	—	—	—	—
Involuntary Termination Without Cause or Constructive Termination by Executive(4)	7,350,750	22,404	2,498,975	20,000	9,892,129
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)	—	—	—	—	—
(1)	The amount shown is the market value of all unvested FMC RSUs and PSUs based on the applicable company stock price on December 31, 2024 and all unvested stock options based on the difference between the exercise price and the FMC stock price on December 31, 2024.
(2)	In the event of a termination initiated by the Company, the Company will pay for the return of Mr. Pereira and his belongings to Brazil. As of December 31, 2024, these costs are estimated at $60,000 and reflected under “Other Benefits”.
(3)	Only Mr. Brondeau was considered eligible for Early Retirement or Normal Retirement on December 31, 2024. Mr. Brondeau is not currently eligible to receive any outstanding equity based on Normal Retirement criteria as outlined in the grant agreements. None of the other NEOs were considered eligible for Early Retirement (age 62 plus 10 years of service) or Normal Retirement (age 65) and therefore there are no potential payments or benefits to report in this row.
(4)	All payments are in accordance with the Executive Severance Plan and 2023 Stock Incentive Plan. Refer to the “Employment, Change in Control and Severance Arrangements” section under “Other Compensation and Policies” for more details.
(5)	Mr. Sandifer is currently on a grandfathered CIC agreement for his role as outlined in the “Change in Control Severance Agreement with Mr. Sandifer” section herein. Refer to “Employment, Change in Control and Severance Arrangements” section under “Other Compensation and Policies” for more details.
(6)	Upon a termination of employment within two years following a change-in-control, Mr. Reilly would credited with two additional service years under the Nonqualified Plan. The estimated value of this additional service credit is $479,264, which is included in the Other Benefits column of the table.

In addition to the amounts set forth in the Potential Payments Upon Termination or Change in Control table above, upon termination of employment:

•	Each NEO would be eligible to retain such NEO’s vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2024, subject to the applicable option exercise periods.
•	Each NEO would also be paid such NEO’s annual short-term incentive for 2024 (see Column (g) of the Summary Compensation Table for the amounts of these awards).
•	Each NEO would receive the aggregate nonqualified deferred compensation benefits accrued by the NEO as set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable commencing six months after cessation of employment or in accordance with the NEO’s predetermined distribution elections.
•	Mr. Reilly would be entitled to his accumulated benefit under the Nonqualified Plan, payable in a lump sum at the later of six months after cessation of employment or attainment of age 55.
•	In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the Nonqualified Savings Plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000.
•	In the event of a termination of an NEO’s employment for cause, all outstanding unvested equity awards would be cancelled. All vested stock option awards would expire immediately. Mr. Pereira would be entitled to receive the Return Benefits described above.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Brondeau. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s requirements.

We initially identified our median employee in 2023 by examining the total cash compensation for all employees, excluding our CEO, who were employed by FMC on December 31, 2023. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We annualized the compensation for any full-time employee who was not employed by FMC for the full year in 2023. For non-U.S. employees, we applied a published currency exchange rate in effect as of December 31, 2023. Under SEC rules, we may rely on last year’s median employee for the purposes of this year’s disclosure because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

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We calculated annual total 2024 compensation for this median employee using the same methodology we use for our named executive officers, as set forth in the 2024 Summary Compensation Table in this proxy statement. Currency conversion was conducted using a published currency exchange rate in effect as of December 31, 2024. Using this methodology, we have estimated that the median of the annual total compensation of our employees, excluding our CEO, was $52,393.

The total compensation for our CEO, Mr. Brondeau, for 2024, was $10,531,812, as reported in the “Total” column of the Summary Compensation Table in this proxy statement. However, Mr. Brondeau served as a non-employee, non-independent Board Member for the first five months of 2024 and therefore this amount does not reflect what he would have earned had he been CEO for the full year. Therefore, we have recalculated his 2024 compensation for the purposes of this pay ratio disclosure as though he had served as CEO for the full year. See “Leadership Transition” above for further information regarding Mr. Brondeau’s 2024 compensation. Using this methodology, our CEO’s annual total compensation was $11,999,303. Accordingly, the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for our 2024 was 229 to 1.

Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As described in greater detail in our Compensation Discussion and Analysis beginning on page 38, our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosure with respect to our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other named executive officers, or NEOs, as contemplated by Item 402(v) of Regulation S-K.

PAY VERSUS PERFORMANCE TABLE

	Summary	Summary			Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment based on:[4]			1-Year
Year	Compensation Table Total for First PEO[1] ($)	Compensation Table Total for Second PEO[1] ($)	Compensation Actually Paid to First PEO[1,2,3] ($)	Compensation Actually Paid to Second PEO[1,2,3] ($)	Table Total for Non-PEO NEOs[1] ($)	Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Relative TSR (Percentile Rank vs. Peers)[5]
2024	10,531,812	14,968,954	8,782,041	12,336,343	2,654,529	2,178,428	55.58	145.72	342	31.3%
2023	—	9,623,437	—	(5,597,561)	2,365,605	504,877	68.80	145.76	1,321	6.1%
2022	—	11,069,899	—	16,177,222	2,325,088	3,113,105	131.35	131.41	742	87.8%
2021	—	8,489,671	—	7,040,175	1,947,097	1,584,265	113.73	147.78	737	13.5%
2020	4,796,809	5,905,466	10,975,502	8,603,809	2,187,858	2,561,105	116.90	117.58	552	66.0%

1.	Pierre Brondeau (“First PEO”) was our PEO in 2020 and was again appointed as PEO in 2024. Mr. Brondeau served as our PEO through May 31, 2020 and again from June 11, 2024 to present. Mark Douglas (“Second PEO”) was our PEO from 2020 to 2024. Mr. Douglas served as our PEO from June 1, 2020 to June 11, 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Andrew Sandifer	Andrew Sandifer	Andrew Sandifer	Andrew Sandifer	Andrew Sandifer
Michael Reilly	Ronaldo Pereira	Ronaldo Pereira	Ronaldo Pereira	Ronaldo Pereira
	Michael Reilly	Michael Reilly	Michael Reilly	Michael Reilly
	Kathleen Shelton	Kathleen Shelton	Jacqueline Scanlan	Jacqueline Scanlan

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Change in Pension Value for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Pension Service Cost for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2024	10,531,812	0	(8,500,026)	0	6,750,255	8,782,041

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Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Change in Pension Value for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Pension Service Cost for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2024	14,968,954	0	(7,077,927)	0	4,445,316	12,336,343

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,654,529	(128,889)	(1,216,581)	40,142	829,227	2,178,428

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2024	6,765,791	0	0	(15,536)	0	0	6,750,255

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Second PEO ($)	Total - Inclusion of Equity Values for Second PEO ($)
2024	6,844,926	(1,005,725)	0	(849,378)	(544,507)	0	4,445,316

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non- PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,180,332	(206,492)	0	(86,815)	(57,798)	0	829,227

4.

The Peer Group TSR set forth in this table utilizes the S&P 500 Chemicals Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 500 Chemicals Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined 1-Year Relative TSR (Percentile Rank vs. Peers) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. We used the 2020 – 2022 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for years 2020, 2021, and 2022. We used the 2021 – 2023 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for year 2023. We used the 2022-2024 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for year 2024.

ANALYSIS OF INFORMATION IN THE PAY VERSUS PERFORMANCE TABLE

As described in more detail in our Compensation Discussion and Analysis beginning on page 38, the Company’s executive compensation program reflects our pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all those Company measures are presented in the Pay Versus Performance Table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance Table.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the S&P 500 Chemicals Index TSR over the same period.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS NET INCOME

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and 1-Year Relative TSR (Percentile Rank vs. Peers)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our 1-Year Relative TSR (Percentile Rank vs. Peers) during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID
VERSUS 1-YEAR RELATIVE TSR (PERCENTILE RANK VS. PEERS)

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All Named Executive Officers for Fiscal Year 2024

As described in greater detail in our Compensation Discussion and Analysis beginning on page 38, our compensation philosophy emphasizes a pay-for-performance culture focused on the long-term interests of our stockholders. We utilize metrics for our short- and long-term incentive compensation programs that are designed to drive short-term and long-term growth and profitability and link our Named Executive Officers’ compensation pay outcomes to execution of business strategy and stockholder value creation.

Listed below are the financial performance measures which in our assessment represent the most important performance measures we used to link Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

1-Year Relative TSR (Percentile Rank vs. Peers)
Adjusted EBITDA
Free Cash Flow

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Timing of Equity Awards

The Compensation Committee approves all long-term incentive compensation for our Named Executive Officers. The Compensation Committee meets in February each year to approve annual equity award grants to our Named Executive Officers, with individual grant values generally allocated between PSUs, RSUs and nonqualified stock option awards (see “2024 Long-Term Incentive Award Types” beginning on page 48). This meeting is scheduled each year to occur at least two business days following the public release of the Company’s earnings results for the prior year, at which time the Company generally expects all material nonpublic information to have been disclosed publicly and its regular trading window for its first quarter to have opened. The Compensation Committee also has authority to approve off-cycle grants for Named Executive Officers, which typically occur in connection with a new hire and are structured such that the grant date coincides with the first business day of the month following the Compensation Committee’s approval of such awards. To the extent applicable, the Compensation Committee will evaluate the potential impact of material nonpublic information when considering prospective equity awards to Named Executive Officers and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Except as noted below with respect to the sign-on equity award to Mr. Brondeau, the Compensation Committee did not grant equity awards to Named Executive Officers in fiscal 2024 during the period beginning four business days before, or one business day after (i) the filing of a periodic report on Form 10-Q or Form 10-K, or (ii) or the filing or furnishing of a current report on Form 8-K that discloses material non-public information.

Policies and Practices Associated with the Grant of Stock Options

As stated above, the Compensation Committee has determined that stock options are an important element of long-term compensation that align the interests of key employees with the Company and its stockholders. It has been the Company’s longstanding practice to make annual grants of NQSOs, along with RSUs and PSUs, at the February meeting of the Compensation Committee. In the annual grant process, the Compensation Committee determines the target dollar value of total long-term compensation for each eligible individual, which is then divided among NQSOs, RSUs and PSUs according to the allocation assigned to each individual. The dollar value is converted into the applicable award type based on the average closing price for a period preceding the annual grant date or, in the case of NQSOs, based on the Black-Scholes value calculated over a period preceding the annual grant date. The timing of the annual awards is based on the timing of the Compensation Committee’s February meeting and not based on the presence or absence of material nonpublic information. The Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of NQSOs. In 2024, none of the February 2024 annual grants of NQSOs were granted within four business days before or one business day after the filing or furnishing of a periodic or current report that included material nonpublic information.

In 2024, in connection with the appointment of Mr. Brondeau as CEO, the Compensation Committee made a grant of NQSOs outside of the cycle of the annual February grant process. As described more fully in the separate section entitled “Leadership Transition” starting on page 51, the Compensation Committee entered into an Offer Letter with Mr. Brondeau in connection with his appointment as CEO of the Company, which included a one-time sign-on equity award. As Mr. Brondeau was commencing his role as CEO mid-year, the Compensation Committee determined that his sign-on award should not include PSUs since those awards were based on performance metrics established by the prior CEO. Accordingly, his sign-on award was divided evenly between RSUs and NQSOs. In accordance with the Company’s past practice for off-cycle awards, the sign-on award was granted on Mr. Brondeau’s initial day of employment as CEO, which was also the day on which the Company filed a Form 8-K disclosing Mr. Brondeau’s appointment and related matters. The per share exercise price of Mr. Brondeau’s NQSOs was established consistently with the Company’s past practice and the terms of its equity plan using the closing price on the date of grant. The table below discloses information associated with the June 11, 2024 NQSO award to Mr. Brondeau:

Grant Date of Award	Number of Shares Underlying Award	Per Share Exercise Price	Grant Date Fair Value of Award	Percentage change in closing market price June 10-12, 2024
June 11, 2024	287,746	$57.19	$4,250,000	5.38%

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VII.      OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than 10% stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2024, except that Ronaldo Pereira and Seva Rostovtsev each inadvertently neglected to reflect four prior compensatory stock option grants on their initial statement of beneficial ownership on Form 3, which they corrected through an amended Form 3 filing.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, which include, among other things, reviewing the effectiveness and adequacy of the Company’s internal controls; review and discuss with management significant issues regarding accounting principles, financial reporting, financial statement presentation, and judgments made in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles; reviewing the annual report, proxy statement and periodic SEC filings (such as the Company’s reports on Form 10-K and 10-Q); and ensuring that the Company’s financial reports fairly represent its operations. The Audit Committee of the Board of Directors is also directly responsible for the appointment, compensation, retention and oversight of KPMG, the Company’s current independent external audit firm retained to audit the Company’s financial statements. A further description of the duties and powers of the Audit Committee can be found in “Information about the Board of Directors and Corporate Governance—Committees and Independence of Directors—Audit Committee” section of this proxy statement.

During the 2024 fiscal year, the Audit Committee was comprised of Mr. Cordeiro (Chair), Mr. Davidson, Mr. DiSilvestro, Mr. Pallash, and Mr. Raines. The Board of Directors has determined that Messrs. Cordeiro, DiSilvestro and Davidson meet the SEC requirements for an “audit committee financial expert” and all current members of the Audit Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

During the past year, the Audit Committee met seven times, including virtual meetings, to discuss quarterly results and other matters. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG as well as discussed with KPMG the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees” and any additional applicable SEC requirements.

Further, the Audit Committee has discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management. The Audit Committee has also received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The preceding report has been furnished by the following members of the Audit Committee:

Eduardo E. Cordeiro, Chairman

Carol Anthony (John) Davidson

Anthony DiSilvestro

Robert C. Pallash

John M. Raines

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Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of annual reports, proxy statements (or Notice of Internet Availability, as applicable), prospectuses and other disclosure documents to stockholders sharing the same address who do not participate in electronic delivery of proxy materials and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account who requests a paper copy of the proxy materials.

The Broadridge Householding Election system allows stockholders to decline or modify previous householding elections. Broadridge’s Householding number has changed to 1-866-540-7095. You may also write to Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you prefer, we will promptly deliver a separate copy of the proxy statement and related materials to you if you request one by writing or calling as follows: Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, telephone 1-215-299-6000.

Expenses Relating to this Proxy Solicitation

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners.

Michael F. Reilly

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APPENDIX A –  AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The text of the amendment, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text in the current Certificate of Incorporation that is being deleted, and text that is bolded and underlined represents text that is being added:

Article NINTH

~~Certain Business Combinations~~[RESERVED]

~~SECTION 1 Vote Required for Certain Business Combinations.~~

~~(A) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in section 2 of this Article NINTH:~~

~~(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more; or~~

~~(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or~~

~~(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder of any Affiliate of any Interested Stockholder; or~~

~~(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;~~

~~shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article NINTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~(B) Definition of “Business Combination”. The term “Business Combination” as used in this Article NINTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.~~

~~SECTION 2 When Higher Vote is Not Required. The provisions of Section 1 of this Article NINTH shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~SECTION 3 Certain Definitions. For the purposes of this Article NINTH:~~

~~(A) A “person” shall mean any individual, firm, corporation or other entity.~~

~~(B) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which:~~

~~(i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or~~

~~(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or~~

~~(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(C) A person shall be a “beneficial owner” of any Voting Stock:~~

~~(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or~~

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~~(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~(D) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or, upon exercise of conversion rights, warrants or options, or otherwise.~~

~~(E) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1986.~~

~~(F) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(G) “Disinterested Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any other Director who is unaffiliated with the Interested Stockholder and, prior to such Director’s election or appointment as a director, was recommended or approved by a majority of Disinterested Directors then on the Board.~~

~~SECTION 4 Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more. A majority of the directors of the Corporation shall have the further power to interpret all the terms and provisions of this Article NINTH.~~

~~SECTION 5 No Effect of Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~SECTION 6 Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.~~

Article TENTH

(a) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, paragraphs (b) and (i) of Article EIGHTH hereof and Article III, Sections 1(b) and 5 and Article IV, Section 2 of the Bylaws of the Corporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article TENTH.

(b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or this Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation.

1. The foregoing Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at a meeting of such Board of Directors duly called, convened and held in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

~~1. The foregoing Restated Certificate of Incorporation of the Corporation only restates and integrates and does not further amend the provisions of said Corporation’s Restated Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the foregoing Restated Certificate of Incorporation.~~

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FMC CORPORATION 2929 WALNUT STREET PHILADELPHIA, PA 19104 ATTN: MICHAEL F. REILLY SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FMC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62047-P24551-Z89245 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FMC CORPORATION The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4, and 5, and AGAINST proposal 6: 1. Election of thirteen Directors (nominees 1a.-1m.) to serve for a one-year term. Nominees: For Against Abstain 1a. Pierre Brondeau 1b. Eduardo E. Cordeiro 1c. Carol Anthony (John) Davidson 1d. Anthony DiSilvestro 1e. Kathy L. Fortmann 1f. C. Scott Greer 1g. K’Lynne Johnson 1h. Dirk A. Kempthorne 1i. Steven T. Merkt 1j. Margareth Øvrum 1k. Robert C. Pallash Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 1l. John M. Raines 1m. Patricia Verduin 2. Ratification of the appointment of independent registered public accounting firm. 3. Approval, by non-binding vote, of executive compensation. 4. Vote on a proposal to eliminate supermajority voting provisions in FMC’s certificate of incorporation. 5. Vote on an advisory management proposal to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold. For Against Abstain 6. Vote on an advisory stockholder proposal to provide stockholders the right to call a special meeting of stockholders at a 10% ownership threshold. NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V62048-P24551-Z89245 PROXY FMC CORPORATION This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Pierre Brondeau, Andrew D. Sandifer, and Michael F. Reilly, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format at 2:00 P.M. on Tuesday, April 29, 2025, or any adjournments or postponements thereof. If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a “Plan”), then the undersigned hereby directs the trustee of each plan to vote all shares of FMC Corporation common stock in the undersigned’s account under such plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2, 3, 4, and 5, and AGAINST Proposal 6. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 26, 2025 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other plans, vote these shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise. NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE